                                                                  Exhibit 10(OO)

================================================================================






                               CREDIT AGREEMENT

                          dated as of August 9, 1999

                                 by and among

                                C-COR.NET CORP.
                (formerly known as C-Cor Electronics, Inc.) and
                         BROADBAND CAPITAL CORPORATION
                                 as Borrowers

                  THE BANKS PARTIES HERETO FROM TIME TO TIME

                                      and

                              MELLON BANK, N.A.,
                                   as Agent.


================================================================================

                               Table of Contents

Article I - Definitions; Construction...............................................................................   1
     1.01.  Certain Definitions.....................................................................................   1
     1.02.  Construction............................................................................................  12
     1.03.  Accounting Principles...................................................................................  12
Article II - The Credits............................................................................................  14
     2.01.  Revolving Credit Loans..................................................................................  14
     2.02   Swingline Subfacility...................................................................................  15
     2.03.  Term Loan...............................................................................................  18
     2.04.  Standby Facility Loans..................................................................................  18
     2.05.  Interest Rates..........................................................................................  20
     2.06.  Payments and Prepayments................................................................................  25
     2.07.  Conversion or Renewal of Interest Rate Options; Prime Rate Fallback; Term Loan Interest Rate Swap.......  25
     2.08.  Interest Payment Dates..................................................................................  26
     2.09.  Pro Rata Treatment and Payments.........................................................................  26
     2.10.  Additional Compensation in Certain Circumstances........................................................  27
     2.11.  Funding by Branch, Subsidiary or Affiliate..............................................................  28
     2.12.  Agent's Fee.............................................................................................  29
     2.13.  Payments Under Loan Documents...........................................................................  29
Article III - The Letters of Credit.................................................................................  29
     3.01.  Letter of Credit Subfacility............................................................................  29
     3.02  Procedure for Issuance and Amendment of Letters of Credit................................................  30
     3.03  Letter of Credit Participating Interests.................................................................  31
     3.04  Letter of Credit Drawings and Reimbursements.............................................................  32
     3.05  Obligations Absolute.....................................................................................  33
     3.06  Further Assurances.......................................................................................  34

     3.07    Cash Collateral for Letters of Credit..................................................................  34
     3.08  Certain Provisions Relating to the Issuing Bank..........................................................  34
Article IV - Representations And Warranties.........................................................................  35
     4.01.  Organization and Qualification..........................................................................  35
     4.02.  Authority and Authorization.............................................................................  35
     4.03.  Execution and Binding Effect............................................................................  36
     4.04.  Authorizations and Filings..............................................................................  36
     4.05.  Absence of Conflicts....................................................................................  37
     4.06.  Financial Statements....................................................................................  37
     4.07.  No Event of Default; Compliance with Instruments........................................................  37
     4.08.  Litigation..............................................................................................  37
     4.09.  Subsidiaries............................................................................................  38
     4.10.  Pension-Related Matters.................................................................................  38
     4.11.  Title to Property.......................................................................................  38
     4.12.  Contracts...............................................................................................  39
     4.13.  Taxes...................................................................................................  39
     4.14.  Financial Accounting Practices..........................................................................  39
     4.15.  Power To Carry On Business..............................................................................  39
     4.16.  No Material Adverse Change..............................................................................  40
     4.17.  Regulation U............................................................................................  40
     4.18.  Compliance with Laws....................................................................................  40
     4.19.  Patents, Licenses, Franchises...........................................................................  40
     4.20.  Ownership and Control...................................................................................  40
     4.21.  Accurate and Complete Disclosure........................................................................  41
     4.22.  Investment Company......................................................................................  41
     4.23.  Public Utility Holding Company..........................................................................  41
     4.24.  Business................................................................................................  41


     4.25.  Proceeds................................................................................................  41
     4.26.  Partnerships and Other Affiliated Entities..............................................................  41
     4.27.  Regulation O............................................................................................  41
     4.28.  Burdensome Obligations..................................................................................  41
     4.29.  Insurance...............................................................................................  42
     4.30.  Hazardous Materials.....................................................................................  42
     4.31.  Solvency................................................................................................  42
     4.32  Year 2000 Considerations.................................................................................  42
     4.33.  Name Change.............................................................................................  42
Article V - Conditions Precedent....................................................................................  43
     5.01.  Closing Date Conditions.................................................................................  43
     5.02.  Conditions to Loans and to Letters of Credit............................................................  44
Article VI - Affirmative Covenants..................................................................................  45
     6.01.  Reporting and Information Requirements..................................................................  45
     6.02.  Preservation of Existence and Franchises................................................................  49
     6.03.  Insurance...............................................................................................  49
     6.04.  Maintenance of Properties...............................................................................  50
     6.05.  Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities..  50
     6.06.  Financial Accounting Practices..........................................................................  51
     6.07.  Compliance with Laws....................................................................................  51
     6.08.  Use of Proceeds.........................................................................................  51
     6.09.  Government Authorizations, etc..........................................................................  51
     6.10.  Contracts...............................................................................................  51
     6.11.  Environmental Matters...................................................................................  52
     6.12  Matters Concerning Acquisitions, Mergers and Investments.................................................  52
Article VII - Negative Covenants....................................................................................  53
     7.01.  Financial Covenants.....................................................................................  53


     7.02.  Liens...................................................................................................  53
     7.03.  Indebtedness............................................................................................  54
     7.04.  Guarantees and Similar Liabilities......................................................................  55
     7.05.  Loans and Investments...................................................................................  55
     7.06.  Distributions to Shareholders...........................................................................  56
     7.07.  Sale-Leasebacks.........................................................................................  56
     7.08.  Acquisitions; Mergers, Etc..............................................................................  56
     7.09.  Dispositions of Assets..................................................................................  57
     7.10.  Transactions with Affiliates............................................................................  57
     7.11.  Continuation of or Change in Business...................................................................  57
     7.12.  Regulation U............................................................................................  57
Article VIII - Defaults.............................................................................................  58
     8.01.  Events of Default.......................................................................................  58
     8.02.  Consequences of an Event of Default.....................................................................  60
     8.03.  Set-Off.................................................................................................  61
     8.04.  Equalization Among Banks and Participants...............................................................  61
Article IX - The Agent..............................................................................................  62
     9.01.  Appointment; Administrative Fee.........................................................................  62
     9.02.  Delegation of Duties....................................................................................  62
     9.03.  Nature of Duties; Independent Credit Investigation......................................................  62
     9.04.  Actions in Discretion of Agent; Instructions from Banks.................................................  62
     9.05.  Exculpatory Provisions..................................................................................  62
     9.06.  Reimbursement and Indemnification.......................................................................  63
     9.07.  Reliance by Agent.......................................................................................  63
     9.08.  Mellon Bank, N.A. in its Individual Capacity............................................................  64
     9.09.  Holders of Notes........................................................................................  64
     9.10.  Successor Agent.........................................................................................  64

     9.11.  Calculations............................................................................................  64
Article X - Miscellaneous...........................................................................................  64
     10.01.  Holidays...............................................................................................  64
     10.02.  Records................................................................................................  65
     10.03.  Amendments or Waivers..................................................................................  65
     10.04.  No Implied Waiver; Cumulative Remedies.................................................................  66
     10.05.  Notices................................................................................................  66
     10.06.  Expenses; Taxes; Attorneys' Fees.......................................................................  66
     10.07.  Severability...........................................................................................  67
     10.08.  Governing Law..........................................................................................  67
     10.09.  Prior Understandings...................................................................................  67
     10.10.  Duration; Survival.....................................................................................  67
     10.11.  Counterparts...........................................................................................  67
     10.12.  Successors and Assigns; Participations; Assignments....................................................  68
     10.13.  Personal Liability of Officers.........................................................................  70
     10.14.  Confession of Judgment.................................................................................  70
     10.15.  Additional Legal Matters...............................................................................  71

ANNEXES
     Annex 1 - Committed Amounts

EXHIBITS
     Exhibit A              Form of Revolving Credit Note
     Exhibit B              Form of Standard Notice (Borrowing)
     Exhibit C              Form of Term Loan Participation Certificate
     Exhibit D              Form of Amended and Restated Term Loan Note
     Exhibit E              Form of Standby Facility Note
     Exhibit F              Form of Standard Notice (Prepayment)
     Exhibit G              Form of Standard Notice (Conversion)
     Exhibit H              Form of Guaranty
     Exhibit I              Form of Legal Opinion
     Exhibit J              Form of Officer's Compliance Certificate
     Exhibit K              Form of Commitment Transfer Supplement

SCHEDULES
     Schedule 4.01       Organization and Qualification
     Schedule 4.04       Authorizations and Filings
     Schedule 4.05       Absence of Conflicts
     Schedule 4.06       Financial Statements
     Schedule 4.08       Litigation
     Schedule 4.09       Subsidiaries
     Schedule 4.10       Pension-Related Matters
     Schedule 4.11       Title to Property
     Schedule 4.12       Contracts
     Schedule 4.18       Compliance with Laws
     Schedule 4.19       Patents, Licenses, Franchises
     Schedule 4.20       Ownership and Control
     Schedule 4.24       Business
     Schedule 4.26       Partnerships and Other Affiliated Entities
     Schedule 4.29       Insurance
     Schedule 4.30       Hazardous Materials
     Schedule 7.02       Liens
     Schedule 7.03       Indebtedness
     Schedule 7.04       Guarantees and Contingent Liabilities
     Schedule 7.05       Loans and Investments

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of August 9, 1999, by and among C-COR.NET CORP., f/k/a C-Cor Electronics, Inc., a Pennsylvania corporation ("C-Cor"), BROADBAND CAPITAL CORPORATION, a Delaware corporation ("Broadband" and together with C-Cor, the "Borrowers"), THE BANKS PARTIES HERETO FROM TIME TO TIME (individually, a "Bank" and collectively, the "Banks") and MELLON BANK, N.A., a national banking association, as agent for the Banks hereunder (in such capacity, the "Agent");

                                   Recitals:

          WHEREAS, the Borrowers have requested the Agent and the Banks to enter into this Agreement and extend credit as provided for herein; and

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Banks are willing to extend credit to the Borrowers and the Issuing Bank is willing to issue Letters of Credit;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                           Definitions; Construction

          1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively:

          "Affiliate" of a Person shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, any Person which owns beneficially or of record 5% or more of any class of capital stock of such Person or a Subsidiary of such Person or of which 5% or more of any class of capital stock (or in the case of a Person that is not a corporation, 5% or more of the equity interest) is owned beneficially or of record by such Person or a Subsidiary of such Person, and for each individual who is an Affiliate within the meaning of the foregoing, any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual, and any Person directly or indirectly controlled by any of the foregoing. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Entity" shall mean any Person as to which the Borrowers
(i) are or have agreed or otherwise have a duty to become a general partner of such Person or are otherwise generally liable for or on account of the liabilities, acts or omissions of such Person, (ii) have agreed or otherwise have a duty to acquire securities or other interests in or to make capital contributions, loans or other investments to or on account of such Person, or
(iii) have an interest in such Person or have or may have a liability to or on account of such Person that, in any case described in this clause (iii), would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or to the Borrowers' ability to perform its obligations under this Agreement, the Notes or any Loan Document, or an Affiliated Entity of any such Person.

          "Agent" shall mean Mellon Bank, N.A., a national banking association, in its capacity as agent for the Banks hereunder.

          "Agreement" shall mean this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

          "Applicable Margin" shall have the meaning assigned to that term in
Section 2.05(a).

          "Bank" shall mean any of the Banks that shall be parties hereto from time to time, and "Banks" shall mean all such Banks collectively, including the Agent in its capacity as a Bank.

          "Borrowers" shall mean, collectively, C-COR.net Corp., f/k/a C-Cor Electronics, Inc., a Pennsylvania corporation, and Broadband Capital Corporation, a Delaware corporation, and "Borrower" shall mean either one of the Borrowers, individually.

          "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Philadelphia, Pennsylvania.

          "Capitalized Lease" shall mean at any time any lease which is required to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of the Borrowers and their consolidated Subsidiaries at any time shall mean the aggregate amount which is required to be reported as a liability on the Borrowers' consolidated balance sheet at such time as lessee under a Capitalized Lease.

          "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

          "Closing Date" shall mean August 9, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Commitment" shall mean the Revolving Credit Commitment (including as subfacilities the Swingline Limit and the Letter of Credit Commitment), the Standby Facility Commitment or the Term Loan Commitment, and "Commitments" shall mean all such Commitments, collectively.

          "Commitment Transfer Supplement" shall have the meaning set forth in
Section 10.12(c) hereof.

          "Committed Amount" shall mean the Revolving Credit Committed Amount (which includes the Swingline Limit and the Letter of Credit Limit), the Standby Facility Committed Amount, or the Term Loan Committed Amount, and "Committed Amounts" shall mean all such Committed Amounts, collectively.

          "Controlled Group Member" means each trade or business (whether or not incorporated) which together with the Borrowers is treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

          "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of any LIBOR Rate Portion, the proceeds of hypothetical receipts by a Notional LIBOR Rate Funding Office or by a Bank through a Notional LIBOR Rate Funding Office of one or more Dollar deposits in the interbank Eurodollar market at the beginning of the LIBOR Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such LIBOR Rate Funding Period and in an aggregate amount approximately equal to such Funding Segment.

          "Current Assets" at any time shall mean the "current assets" of the Borrowers and their consolidated Subsidiaries determined in accordance with GAAP excluding prepaid expenses, advanced payments on goods not yet delivered, monies held in environmental or reclamation escrow accounts to the extent included in "current assets" in conformity with GAAP.

          "Current Liabilities" at any time shall mean the "current liabilities" of the Borrowers and their consolidated Subsidiaries determined in accordance with GAAP, except that Current Liabilities shall include the aggregate amount of Revolving Credit Loans to the extent not included in "current liabilities" in conformity with GAAP, but shall exclude the aggregate amount of Standby Facility Loans to the extent Borrowers have not elected to amortize such Loans.

          "Current Ratio" at any time shall mean the ratio of the Current Assets at such time to the Current Liabilities at such time.

          "Defaulting Bank" shall have the meaning assigned to that term in
Section 2.02(e) hereof.

          "Delinquent Payment" shall have the meaning assigned to that term in
Section 2.02(e) hereof.

          "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

          "EBITDA" for the Borrowers and their consolidated Subsidiaries shall mean, for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Income Tax Expense for such period, (d) depreciation for such period, (e) amortization for such period, and (f) extraordinary losses to the extent included in determining such Net Income, minus (g) extraordinary gains to the extent included in determining such Net Income, all determined on a consolidated basis applying GAAP principles.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "Event of Default" shall mean any of the Events of Default described in Section 8.01 hereof.

          "Fed Funds Rate" or "Fed Funds Rate Option" shall have the meanings assigned to those terms in Section 2.05(a).

          "Fed Funds Rate Portion" of any Swingline Loans shall mean at any time any portion, including the whole, of such Swingline Loans bearing interest at such time under the Fed Funds Rate Option.

          "Funded Indebtedness" at any time shall mean the sum of (a) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, the Borrowers and their consolidated Subsidiaries (including Capitalized Lease Obligations, subordinated debt and unreimbursed obligations under all letters of credit); and (b) all obligations of the Borrowers and their consolidated Subsidiaries which obligations are evidenced by bonds, debentures, notes or similar instruments.

          "Funded Indebtedness to EBITDA Ratio" at the end of any fiscal quarter shall mean the ratio of (a) Funded Indebtedness as of the last day of such fiscal quarter to (b) EBITDA for the four consecutive quarters ending on the last day of such fiscal quarter.

          "Funding Periods" shall have the meaning assigned to that term in
Section 2.05(b) hereof.

          "Funding Segment" of the LIBOR Rate Portion, at any time shall mean the entire principal amount of such Portion to which at such time there is applicable a particular Funding Period beginning on a particular day and ending on another particular day.

          "GAAP" shall mean generally accepted accounting principles, as such principles shall be in effect at the Relevant Date, subject to Section 1.03 hereof.

          "Guaranty" shall have the meaning assigned to such term in Section 5.01(b) hereof.

          "Hazardous Substances" shall mean hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Clean Air Act, 42 U.S.C.
(S) 7401 et seq., and the Clean Water Act, 33 U.S.C. (S) 1251 et seq., or in any regulations promulgated pursuant thereto or in any other applicable state, federal or local Law.

          "Income Tax Expense" for any period shall mean the charges against income of the Borrowers and their Subsidiaries for federal, state, local and foreign income taxes for such period, determined on a consolidated basis in accordance with GAAP.

          "Indebtedness" of the Borrowers and their consolidated Subsidiaries shall mean:

          (a) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, the Borrowers and their consolidated Subsidiaries;

          (b) all obligations of the Borrowers and their consolidated Subsidiaries which obligations are evidenced by bonds, debentures, notes or similar instruments;

          (c) all indebtedness or liability for or on account of property or services purchased or acquired by the Borrowers and their consolidated Subsidiaries;

          (d) any amount secured by a Lien on property owned by the Borrowers and their consolidated Subsidiaries (whether or not assumed) and Capitalized Lease Obligations of the Borrowers and their consolidated Subsidiaries (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

          (e) the face amount of all letters of credit issued for the account of the Borrowers and their consolidated Subsidiaries and, without duplication, the unreimbursed amount of all drafts drawn thereunder;

          (f) obligations (in the nature of principal or interest) of the Borrowers and their consolidated Subsidiaries in respect of acceptances or similar obligations issued or created for the account of the Borrowers and their consolidated Subsidiaries; and

          (g) the aggregate amount which is required to be reported as a liability on the balance sheet of the Borrowers and their consolidated Subsidiaries under a product financing or similar arrangement pursuant to paragraph 8 of FASB Statement of Financial Accounting Standards No. 49 or any similar requirement of GAAP.

          "Indirect Guarantee" shall mean any liability of any Borrower or a consolidated Subsidiary upon, or with respect to, any obligation or liability of any other Person, including but not limited to an agreement, contingent or otherwise:

          (a) to reimburse banks, surety companies and other Persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other Persons for the account of any Borrower or a consolidated Subsidiary;

          (b) to purchase an obligation or assume a liability of such Person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

          (c) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such Person so as to enable such Person to meet a minimum equity, net worth, working capital or other financial condition or to enable such Person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such Person;

          (d) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (i) primarily for the purpose of enabling such Person to satisfy such obligation or liability or of assuring the owner of such Indebtedness or liability against loss, or (ii) regardless of the nondelivery of such property or assets or the failure to furnish such services, or (iii) in a transaction otherwise having the characteristics of a take-or-pay or through put contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47; or

          (e) which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such Person.

          "Initial Revolving Credit Committed Amount" shall mean, with respect to any Bank, the amount set forth as such Bank's Initial Revolving Credit Line Committed Amount in Annex A hereto.

          "Initial Standby Facility Committed Amount" shall have the meaning set forth in Section 2.04(a) hereof.

          "Interest Expense" for any period shall mean the amount of cash interest (including any penalties for late payment) paid by any Borrower or its consolidated Subsidiaries on Indebtedness during such period, determined in accordance with GAAP.

          "Issuing Bank" shall mean Mellon Bank, N.A. or any Affiliate in its capacity as issuer of letters of credit.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "Letter of Credit Application" shall have the meaning given in Section 3.02(a).

          "Letter of Credit Collateral Account" shall have the meaning given that term in Section 3.07.

          "Letter of Credit Commitment" shall have the meaning given that term in Section 3.01(a).

          "Letter of Credit Expiration Date" for any Letter of Credit shall mean the date set forth in the Letter of Credit Application for such Letter of Credit.

          "Letter of Credit Exposure" of the Banks at any time shall mean the sum of (a) the aggregate Letter of Credit Unreimbursed Draws and (b) the aggregate Letter of Credit Undrawn Availability.

          "Letter of Credit Fee" shall have the meaning given that term in
Section 3.01(d).

          "Letter of Credit Limit " shall mean $2,000,000.

          "Letter of Credit Participating Interest" shall have the meaning given that term in Section 3.03(a).

          "Letter of Credit Proportion" as to any Bank shall be equal to that Bank's Revolving Credit Proportion.

          "Letter of Credit Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the Borrowers to reimburse the Issuing Bank for Letter of Credit Unreimbursed Draws, together with interest thereon.

          "Letter of Credit Undrawn Availability" with respect to a letter of credit issued by the Issuing Bank at any time shall mean the maximum amount available to be drawn under such letter of credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

          "Letter of Credit Unreimbursed Draws" with respect to a letter of credit issued by the Issuing Bank pursuant to the Letter of Credit Agreements at any time shall mean the aggregate amount at such time of all payments made by the Issuing Bank under such letter of credit, to the extent not repaid by the Borrowers.

          "Letters of Credit" shall have the meaning assigned to that term in
Section 3.01(a), and "Letter of Credit" shall mean any one of them.

          "LIBOR Rate" and "LIBOR Rate Option" shall have the meanings assigned to those terms in Section 2.05(a) hereof.

          "LIBOR Rate Funding Period" shall have the meaning assigned to that term in Section 2.05(b) hereof.

          "LIBOR Rate Portion" of any Set of Loans shall mean at any time the part, including the whole, of such Set of Loans bearing interest at such time under the LIBOR Rate Option or at a rate calculated by reference to the LIBOR Rate under Section 2.05(a). If no Set of Loans is specified, "LIBOR Rate Portion" shall refer to the LIBOR Rate Portion of all Loans outstanding at such time.

          "LIBOR Rate Reserve Percentage" shall have the meaning assigned to that term in Section 2.05(a) hereof.

          "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "Loan" shall mean any loan made by a Bank to the Borrowers under this Agreement, and "Loans" shall mean all Loans made by the Banks under this Agreement.

          "Loan Documents" shall mean collectively any and all instruments and documents delivered by or on behalf of the Borrowers in connection with or otherwise related to this Agreement, the Notes, the Letters of Credit, any Guaranty, the Commitment Transfer Supplements and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

          "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market which also is a Business Day.

          "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrowers, (b) a material adverse effect on the ability of the Borrowers to perform or comply with any of the terms and conditions of any Loan Document, or
(c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Agent or any Bank to enforce any rights or remedies under or in connection with any Loan Document.

          "Minority Investment" or "Minority Investments" shall have the meanings assigned to such terms in Section 7.08 hereof.

          "Month," with respect to a LIBOR Rate Funding Period, means the interval between the Euro-Convention Dates in consecutive calendar months as to such LIBOR Rate Funding Period. The "Euro-Convention Date" in a calendar month at the end of any LIBOR Rate Funding Period shall mean the day in such calendar month numerically corresponding to the first day of such LIBOR Rate Funding Period, except (i) if there is no such numerically corresponding day in a calendar month, the "Euro-Convention Date" for such calendar month shall mean the last London Business Day of such calendar month, (ii) if the first day of such LIBOR Rate Funding Period is the last day of a calendar month, the "Euro-Convention Date" for any calendar month shall mean the last London Business Day of such calendar month and (iii) otherwise, if a numerically corresponding day in a given calendar month is not a London Business Day, the "Euro-Convention Date" for such calendar month shall mean the next following day that is a London Business Day but not later than the last London Business Day of such calendar month.

          "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which a Borrower or any Controlled Group Member has or had an obligation to contribute.

          "Net Income" for any period shall mean the net earning (or loss) after taxes of the Borrowers and their consolidated Subsidiaries, exclusive of extraordinary items, for such period, determined in accordance with GAAP.

          "Note" or "Notes" shall mean the Revolving Credit Note or the Revolving Credit Notes, the Standby Facility Note or the Standby Facility Notes, or the Term Loan Note or the Term Loan Notes, as the case may be, of the Borrowers, executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

          "Notional LIBOR Rate Funding Office" shall have the meaning given to that term in Section 2.11(a).

          "Office," when used in connection with the Agent, shall mean its office located at 1735 Market Street, Philadelphia, Pennsylvania 19103, or such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrowers.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator in each case whether foreign or domestic.

          "Option" shall mean the Prime Rate Option, the LIBOR Rate Option or the Fed Funds Rate Option, as the case may be.

          "Participants" shall have the meaning assigned to that term in Section 10.12(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

          "Permitted Liens" shall have the meaning assigned to that term in
Section 7.02 hereof.

          "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of a Borrower or any Controlled Group Member with respect to said employees' employment with a Borrower or Controlled Group Member; or (ii) to which a Borrower or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five (5) years.

          "Portion" shall mean the Prime Rate Portion, the Fed Funds Rate Portion or the LIBOR Rate Portion, as the case may be.

          "Potential Default" shall mean any event or condition which with notice, passage of time, a determination by the Agent or the Banks, or any combination of the foregoing, would constitute an Event of Default.

          "Prime Rate" and "Prime Rate Option" shall have the meanings assigned to those terms in Section 2.05(a) hereof.

          "Prime Rate Portion" of any Set of Loans shall mean at any time the portion, including the whole, of such Set of Loans bearing interest at such time under the Prime Rate Option or under Section 2.05(f)(iii). If no Set of Loans is specified, "Prime Rate Portion" shall refer to the Prime Rate Portion of all Loans outstanding at such time.

          "Proportion" shall mean a Bank's Revolving Credit Proportion, the Standby Facility Proportion, the Term Loan Proportion or Letter of Credit Proportion, as the case may be.

          "Purchasing Banks" shall have the meaning assigned to that term in
Section 10.12(c).

          "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements.

          "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

          "Required Banks" shall mean, as of any date, Banks which have made Loans, hold Letter of Credit Reimbursement Obligations or have interests in the Letters of Credit constituting, in the aggregate, at least 66 and 2/3% in principal amount of all such Loans, Letter of Credit Reimbursement Obligations and other obligations outstanding on such date or, if no Loans or Letter of Credit Reimbursement Obligations are outstanding and the Letter of Credit is not outstanding on such date, Banks which have Committed Amounts and obligations to participate in the Letter of Credit constituting, in the aggregate, at least 66 and 2/3% of the total Committed Amounts and obligations to participate in the Letter of Credit of all the Banks on such date, provided, however, that "Required Banks" shall mean the unanimous consent of all the Banks for the amendments, waivers and consents enumerated in Sections 10.03(a) through (d), 6.12(b)(ii) and 7.06.

          "Revolving Credit Commitment" shall have the meaning assigned to that term in Section 2.01(a).

          "Revolving Credit Committed Amount" shall have the meaning assigned to that term in Section 2.01(a).

          "Revolving Credit Exposure" of any Bank at any time shall mean the sum at such time of the outstanding principal amount of such Bank's Revolving Credit Loans plus such Bank's pro rata share of the aggregate Letter of Credit Exposure of the Banks.

          "Revolving Credit Expiration Date" shall mean December 31, 1999.

          "Revolving Credit Loans" shall have the meaning assigned to that term in Section 2.01(a).

          "Revolving Credit Notes" shall mean the promissory notes of the Borrowers executed and delivered under Section 2.02(c), any promissory note issued in substitution therefor pursuant to Section 2.11(b) or 10.12(c), together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

          "Revolving Credit Proportion" shall have the meaning assigned to that term in Section 2.01(a).

          "Set of Loans" shall mean all Revolving Credit Loans and Standby Facility Loans made at the same time by the Banks or all Revolving Credit Loans and Standby Facility Loans the interest rate Option applicable to which is converted from, converted to or renewed at the same time.

          "Site Assessment" shall have the meaning set forth in Section 6.01(n).

          "Site Reviewers" shall mean such Persons as the Agent may designate pursuant to Section 6.01(n).

          "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

          (i) at least one Business Day in advance in the case of selection of, conversion to or renewal of the Prime Rate Option or the Fed Funds Rate Option or prepayment of any Prime Rate Portion or the Fed Funds Rate Portion; and

          (ii) at least three London Business Days in advance in the case of selection of, conversion to or renewal of the LIBOR Rate Option or prepayment of any LIBOR Rate Portion.

Standard Notice must be provided no later than 10:00 a.m., Philadelphia time, on the last day permitted for such notice.

          "Standby Facility Commitment" shall have the meaning set forth in
Section 2.04(a) hereof.

          "Standby Facility Committed Amount" shall have the meaning set forth in Section 2.04(a) hereof.

          "Standby Facility Expiration Date" shall mean August 6, 2000.

          "Standby Facility Fee" shall have the meaning set forth in Section 2.04(g) hereof.

          "Standby Facility Loan" or "Standby Facility Loans" shall have the meaning set forth in Section 2.04(a) hereof.

          "Standby Facility Notes" shall mean the promissory notes of the Borrowers executed and delivered under Section 2.04(c), or any promissory notes issued in substitution therefor pursuant to Sections 2.11(b) or 10.12, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

          "Standby Facility Proportion" shall have the meaning assigned to that term in Section 2.04(a).

          "Standby Facility Term Loans" shall have the meaning set forth in
Section 2.04(e) hereof.

          "Standby Facility Term Loan Maturity Date" shall have the meaning set forth in Section 2.04(e) hereof.

          "Standby Loan Maturity Date" for any Standby Loan shall mean the earlier of a date 180 days following the date such loan was made or the Standby Facility Expiration Date.

          "Stock" shall mean the issued and outstanding stock of the Borrowers.

          "Subset of Loans" shall mean the Portion of a particular Set of Loans which are either a Prime Rate Portion, an Fed Funds Rate Portion or LIBOR Rate Portion and having the same Funding Period, or the Portion of a particular Set of Loans made at the Prime Rate Option, the Fed Funds Rate Option or the Funding Segment of a Portion made at the LIBOR Rate Option and having the same Funding Period.

          "Subsidiary" or "Subsidiaries" of a Person at any time shall mean any Person (or Persons) of which such Person at such time controls a majority of the securities having voting power. In the application of this definition, "securities" means shares of stock or other securities, "control" with respect to any securities means to own directly or indirectly (through one or more Subsidiaries), or to have voting power with respect to, such securities; "voting power" means the ability or authority at the time in question to vote for the election, appointment or other determination of who shall fill the position of director (whether or not such power exists at the time by reason of the happening of a contingency); and "director" of a Person means one of the directors or comparable officials possessing the power to direct the management and policies of the Person; provided, that, if the directors of a Person do not all have equal voting power on a per capita basis, a "majority of the securities having voting power" shall mean at least such number of securities as shall have voting power to elect such number of directors as shall possess the power to direct the management and policies of the Person.

          "Swingline Limit" means Two Million Dollars ($2,000,000.00).

          "Swingline Loan" and "Swingline Loans" has such meaning as provided for in Section 2.02(a).

          "Swingline Loan Participation Certificate" shall have the meaning assigned in Section 2.02(c)(ii) hereof.

          "Swingline Subfacility Expiration Date" shall mean the earlier of (i) the resignation of Mellon Bank, N.A. as Agent in accordance with Section 9.10 and (ii) the Revolving Credit Expiration Date, subject, however, to the limitations set forth in Section 2.02(a).

          "Term Loan" shall have the meaning set forth in Section 2.03(a).

          "Term Loan Commitment" shall have the meaning set forth in Section 2.03(a).

          "Term Loan Committed Amount" shall have the meaning set forth in
Section 2.03(a).

          "Term Loan Maturity Date" shall mean October 1, 2003.

          "Term Loan Note" shall mean the promissory note of the Borrowers executed and delivered under Section 2.03(c), or any promissory note issued in substitution therefor pursuant to Sections 2.11(b) or 10.12(c), together with all extensions, renewals, refinancings or refundings thereof in whole or part.

          "Term Loan Participation Certificate" shall have the meaning set forth in Section 2.03(a).

          "Term Loan Proportion" shall have the meaning assigned to that term in
Section 2.03(a).

          "Transfer Effective Date" shall have the meaning set forth in the applicable Commitment Transfer Supplement.

          "Transferee" shall have the meaning assigned to that term in Section 10.12(e).

          "Workers' Compensation Letter of Credit" shall mean the standby letter of credit dated July 1, 1994 in the face amount of $1,700,000, issued by the Issuing Bank, for the benefit of the Borrowers, in favor of the Self-Insurance Division of the Pennsylvania Bureau of Workers' Compensation, which letter of credit has been extended through July 31, 2000.

          "Year 2000 Compliant" means, with regard to any entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

          1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determinations" by the Agent or by any Bank mean good faith determinations or good faith estimates by the Agent or such Bank (in the case of quantitative determinations) and good faith determinations or good faith beliefs by the Agent or such Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

          1.03.  Accounting Principles.

          (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (b) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the reasonable judgment of the Agent, a Bank or the Borrowers would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

          (i) The parties agree that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of thirty (30) days from the date either a Bank or the Borrowers notify the Agent or the Agent notifies the Borrowers of the application of this subsection 1.03(b);

          (ii) The parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

          (iii) If the parties are unable to negotiate such an amendment within such thirty (30) day period, the Borrowers shall have the option of (A) prepaying the Loans (pursuant to applicable provisions hereof) and the Letter of Credit Reimbursement Obligations and terminating the Letters of Credit or providing cash collateral therefor as provided in Section 3.07 or
     (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 60 days of submission; if the parties cannot agree, the firm shall be selected by binding arbitration in the City of Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrowers do not exercise either such option within said period, then, as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The parties agree that if the Borrowers elect the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

          (c) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Agent or the Banks shall assert that the effect of such change is or likely shall be to distort materially the effect of any of the definitions of financial terms in Article I or any of the covenants of the Borrowers in Section 7.01 (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished in any material respect,

          (i) The Agent shall notify the Borrowers of such assertion, specifying the change in GAAP which is objected to, and, until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrowers in their financial statements for the purpose of applying the Financial Provisions; and

          (ii)  The parties shall follow the procedures set forth in subsection
     (ii) and the first sentence of subsection (iii) of subsection (b) of this Section. If the parties are unable to agree on an amendment as provided in said subsection (ii) and if the Borrowers do not exercise either option set forth in the first sentence of said subsection (iii) within the specified period, then, as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Agent or the Banks shall not be made in applying the Financial Provisions. The parties agree that if the Borrowers elect the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

          (d) All expenses of compliance with this Section 1.03 shall be paid by the Borrowers.

                                   Article II
                                  The Credits

          2.01.  Revolving Credit Loans.

          (a) The Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees (such agreements being herein collectively called the "Revolving Credit Commitment") to make loans to the Borrowers (the "Revolving Credit Loans") at any time or from time to time on or after the date hereof to but not including the Revolving Credit Expiration Date. A Bank shall have no obligation to make any Revolving Credit Loan to the extent that such Bank's Revolving Credit Exposure at any time would exceed such Bank's Revolving Credit Committed Amount at such time less the sum of such Bank's pro-rata share of all outstanding Swingline Loans and such Bank's Letter of Credit Exposure. Each Bank's "Revolving Credit Committed Amount" at any given time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" in Annex A, as such amount may have been reduced from time to time under Section 2.04(h). The Revolving Credit Committed Amounts of the several Banks shall at all times be in proportion to the Revolving Credit Proportions. Each Bank's "Revolving Credit Proportion" at any given time shall be equal to the Proportion set forth in Annex A at such time. The Borrowers hereby covenant and agree that they shall not request, and the Banks shall not be obligated to make, any Revolving Credit Loan (i) to the extent that the aggregate Revolving Credit Exposures of the Banks at any time exceed the aggregate Revolving Credit Committed Amounts of the Banks at such time, or (ii) on or after the Revolving Credit Expiration Date.

          (b) Nature of Revolving Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans made hereunder.

          (c) Revolving Credit Notes. The obligation of the Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made to them by each Bank and to pay interest thereon shall be evidenced in part by promissory notes of the Borrowers, one to each Bank, dated the date hereof (the "Revolving Credit Notes"), each in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of each such Bank in a face amount equal to each such Bank's Initial Revolving Credit Committed Amount. The executed Revolving Credit Notes shall be delivered by the Borrowers to the Agent on the date hereof, and the Agent shall promptly deliver to each Bank its Revolving Credit Note.

          (d) Making of Revolving Credit Loans. Whenever the Borrowers desire that the Banks make a Set of Revolving Credit Loans, the Borrowers shall provide Standard Notice to the Agent, in the form attached hereto as Exhibit B, setting forth the following information:

               (i) The date, which shall be a Business Day, on which such Set of Loans are to be made;

               (ii) The interest rate Option or options selected in accordance with Section 2.05(a) and the principal amounts selected in accordance with Section 2.05(c) of the Prime Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, of such Set of Loans;

               (iii) The Funding Period for each Funding Segment of each proposed Subset of Loans selected in accordance with Section 2.05(b); and

               (iv) The aggregate principal amount of such Set of Loans selected in accordance with Sections 2.05(c) and (d), which shall be the sum of the principal amounts selected pursuant to this Section 2.01.

The Agent promptly shall give notice to each Bank of the information contained in any notice received by it pursuant to this Section 2.01 and of the amount of such Bank's requested Revolving Credit Loan. Standard Notice having been so provided to the Agent, unless any applicable condition specified in Article V has not been satisfied, on the date specified in such Standard Notice each Bank shall make the proceeds of its Revolving Credit Loan available to the Agent at the Agent's office no later than 12:00 o'clock Noon, Philadelphia time, in funds immediately available at such Office, and the Agent will make the funds so received immediately available to the Borrowers at such Office. Neither the Agent nor any other Bank shall be obligated, for any reason whatsoever, to remit the share of any other Bank.

          (e) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Expiration Date.

          (f) Optional Increase of the Revolving Credit Committed Amount. At any time prior to the Revolving Credit Expiration Date, and so long as no Event of Default or Potential Default exists, the Borrowers may elect to increase on a pro rata basis the aggregate Revolving Credit Committed Amount. Any increase of the Revolving Credit Committed Amount shall be in an integral multiple of $500,000 and shall not exceed $7,500,000 in the aggregate. An increase of the Revolving Credit Committed Amount shall result in a corresponding decrease of the Standby Facility Committed Amount, and shall only be allowed (i) prior to the Standby Facility Expiration Date, and (ii) if the sum of all outstanding Standby Facility Loans and Standby Facility Term Loans would not exceed the proposed decreased amount of the Standby Facility Committed Amount. An increase of the Revolving Credit Committed Amount shall be made by providing to the Agent not less than five (5) Business Days' notice, such notice to be accompanied by executed Revolving Credit Notes and Standby Facility Notes for each Bank which are amended and restated to evidence the corresponding increase or decrease of their respective principal amounts.

          2.02  Swingline Subfacility.

          (a) Nature of Swingline Subfacility. Subject to the terms and conditions hereof, Agent, in reliance on the agreements of the other Banks set forth in Section 2.01, may, in its absolute discretion, make swing line loans (all such swing line loans shall be collectively referred to as the "Swingline Loans" and each such loan being referred to as a "Swingline Loan") to the Borrowers at any time on or after the date hereof to but not including the Swingline Subfacility Expiration Date, provided that Agent shall not make any Swingline Loan if, after giving effect to any such Swingline Loan and the use of the proceeds thereof, (i) the aggregate principal amount of all Swingline Loans then outstanding would exceed the Swingline Limit, or (ii) the Agent's Revolving Credit Exposure plus the Agent's Letter of Credit Exposure at such time would exceed the Agent's Revolving Credit Committed Amount in effect at such time. Prior to the Swingline Subfacility Expiration Date, the Borrowers may, subject to the terms hereof, borrow, prepay and reborrow Swingline Loans in whole or in part, all in accordance with the terms and conditions hereof. Agent may terminate Swingline Loan availability at any time in its absolute discretion.
No Swingline Loan shall be made by Agent after the Swingline Subfacility Expiration Date. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the Agent's Revolving Credit Note.

          (b) Procedure for Swingline Borrowing.

              (i) Subject to the other terms hereof, Borrowers may request a Swingline Loan on any Business Day prior to the Swingline Subfacility Expiration Date by delivering to the Agent Standard Notice in the form described in Section 2.01(d) hereof. All requests for a Swingline Loan must be received by Agent prior to 2:00 P.M. (Philadelphia time) on the requested date of the Loan, and the Agent will make the funds so received immediately available to the Borrowers at such Office.

              (ii) Each Swingline Loan (including all interest accrued thereon) shall mature and be payable on the Revolving Credit Expiration Date. The Borrowers may at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) Agent prior to 12:00 P.M., Philadelphia time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

      (c) Refunding of a Swingline Loan; Participations in Swingline Loans.

          (i) The Agent may, on behalf of the Borrowers (which hereby irrevocably authorizes the Agent to act on their behalf in such regard), from time to time, request each Bank to make a Revolving Credit Loan in an amount equal to such Bank's pro rata share of the amount of the aggregate outstanding principal amount of the Swingline Loans, or such portion thereof as Agent desires to have repaid, regardless of whether the conditions set forth in
Article V have been satisfied in connection therewith. Unless any of the events described in Section 8.01(k) or (l) shall have occurred with respect to the Borrowers (in which event the procedures of Subparagraph (ii) of this Section 2.02(c) shall apply) each Bank shall make its Proportion of the requested Revolving Credit Loan available to the Agent for the account of Agent at Agent's Office prior to 11:00 A.M., Philadelphia time, in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the relevant Swingline Loans. Effective on the day such Revolving Credit Loans are made, the relevant Swingline Loans so paid shall no longer be outstanding as a Swingline Loan. The Borrowers authorize Agent, upon written notice to the Borrowers, to charge the Borrowers' accounts with Agent (up to the amount available in each such account) in order to immediately pay the amount of the outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such outstanding Swingline Loans.

          (ii) If prior to the making of Revolving Credit Loans pursuant to Subparagraph (i) of this Section 2.02(c) one of the events described in Section 8.01(k) or (l) shall have occurred and be continuing with respect to the Borrowers, each Bank will, on the date such Revolving Credit Loan was to or would have been made pursuant to the notice in Subparagraph (i) above, purchase an undivided participating interest in the outstanding Swingline Loans in an amount equal to (A) its Proportion times (B) the aggregate principal amount of Swingline Loans then outstanding. Each Bank will immediately transfer to Agent, in immediately available funds, the amount of its participation, and upon receipt thereof Agent will deliver to such Bank a participation certificate (the "Swingline Loan Participation Certificate") dated the date of receipt of such funds and in such amount.

          (iii) Whenever, at any time after any Bank has purchased a participating interest in a Swingline Loan, Agent receives any payment on account thereof, Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded), provided, however, that in the event that such payment received by Agent is required to be returned, such Bank will return to Agent any portion thereof previously distributed by Agent to it.

          (iv) Each Bank's obligation to make the Revolving Credit Loans referred to in Subsection 2.02(c)(i) above and to purchase participating interests pursuant to Subsection 2.02(c)(ii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Borrowers may have against Agent, the Borrowers or any Person for any reason whatsoever, (B) the occurrence or continuance of any Event of Default, (C) any adverse change in the condition (financial or otherwise) of the Borrowers, (D) any breach of this Agreement or any other Loan Document by the Borrowers, any Bank or any other Person, or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the foregoing, each such Revolving Credit Loan shall be made by Banks notwithstanding that (A) the amount of the Revolving Credit Loans does not meet the minimum amount required under Section 2.05(c), (B) any conditions to Revolving Credit Loans under Article V may not be then satisfied, (C) any Event of Default exists and/or (D) the

Revolving Credit Loans are requested after the expiration of the Revolving Credit Expiration Date. In no event, however, shall any Bank be required to make Revolving Credit Loans under this Section 2.02(c) in excess of such Bank's Revolving Credit Committed Amount.

     (d)  Payments Among Banks

          (i) Amounts of principal paid to Agent by Borrowers in connection with Revolving Credit Loans from time to time shall be applied first to repay Swingline Loans and then to each Bank's respective Proportion of the Revolving Credit Loans. Interest shall accrue and each Bank shall be entitled to receive interest from Borrowers at the applicable rate on the outstanding dollar amount of the Revolving Credit Loans actually funded by such Bank. Sums payable to Banks as a result of such payments shall, subject to the rights of offset otherwise described herein, be paid by Agent to the Banks in federal funds via wire transfers.

          (ii) If Agent does not receive each other Bank's Proportion of such requested Revolving Credit Loan, and Agent elects, in its sole discretion, without any obligation at any time to do so, to make the requested Revolving Credit Loan on behalf of Banks, or any of them, Agent shall be entitled to receive each Bank's Proportion of each Revolving Credit Loan, together with interest at a per annum rate equal to the applicable interest rate set forth in
Section 2.05(a) below for such Revolving Credit Loan during the period commencing on the date such Revolving Credit Loan is made and ending on (but excluding) the date Agent recovers such amount. Each Bank is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Proportion of each Revolving Credit Loan made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Bank, Borrowers shall repay Agent immediately on demand, such amount.

     (e) Defaulting Banks. To the extent and during the time period in which any Bank fails to provide or delays providing its respective payment to Agent pursuant to any of the provisions of Section 2.01(d) and Section 2.02(c) and
(d), or any other payment payable by a Bank to Agent under the terms of this Agreement (any such Bank being referred to, during such period, as a "Defaulting Bank" and any such payment being referred to as a "Delinquent Payment") , and without limiting any other rights or remedies otherwise available to Agent or another Bank hereunder, at law or in equity, Agent may (i) set off the obligations of such Defaulting Bank against any distributions or payments of the Borrowers to which such Defaulting Bank would otherwise be entitled at any time,
(ii) withhold such distributions or payments of such to which such Defaulting Bank would otherwise be entitled and make such distributions or payments to Agent or other applicable Person in an amount equal to, and as a repayment of, the Delinquent Payment, and/or (iii) recover any and all actual losses and damages Agent may incur (including without limitation, reasonable attorneys' fees) from a Defaulting Bank. In addition, notwithstanding any definition or other provision of this Agreement to the contrary, during any period in which a Bank is a Defaulting Bank, all calculations for voting purposes among the Banks shall be made as if the Defaulting Bank were not a Bank and not a party to this Agreement. Further, a Defaulting Bank shall pay to Agent, interest on the Delinquent Payment from the date due until paid at the Federal Funds Effective Rate. Nothing contained in this Section 2.02(e) shall (i) require Agent or any other Bank to make any Delinquent Payments for or on behalf of a Defaulting Bank, or (ii) affect a Defaulting Bank's obligations to fund future Revolving Credit Loans in accordance with its Revolving Credit Proportion as set forth on Annex A.

          2.03.  Term Loan.

          (a) Term Loan Commitments. The Agent has extended to the Borrowers a term loan (the "Term Loan"), the principal balance of which is $2,500,000 as of the date of this Agreement, as evidenced by a Note and Security Agreement dated as of October 21, 1998 and amended as of January 22, 1999. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees (such agreement being herein called such Bank's "Term Loan Commitment") to purchase a participating share of the Term Loan in such principal amount equal to such Bank's Term Loan Committed Amount. Each Bank's "Term Loan Committed Amount" at any time shall be equal to the amount set forth as its "Term Loan Committed Amount" in Annex A. The Term Loan Committed Amount of each Bank shall at all times be an amount equal to its Term Loan Proportion multiplied by the outstanding principal amount due under the Term Loan at such time. Each Bank's "Term Loan Proportion" at any given time shall be equal to the Proportion set forth in Annex A at such time. On the Closing Date, the Agent shall deliver to each Bank a participation certificate (the "Term Loan Participation Certificate"), in the form attached hereto as Exhibit C, in the amount of such Bank's Term Loan Committed Amount.

          (b) Nature of Credit. The Borrowers may not reborrow amounts repaid with respect to the Term Loan.

          (c) Term Loan Note. The obligation of the Borrowers to repay the unpaid principal amount of the Term Loan and to pay interest thereon shall be evidenced by an Amended and Restated Term Loan Note (the "Term Loan Note"), in substantially the form attached hereto as Exhibit D, with the blanks appropriately filled, payable to the order of the Agent in a face amount equal to $2,500,000.

          (d) Prior Term Loan Documents. Within thirty (30) days of the Closing Date, the Agent shall mark "Cancelled" and return to the Borrowers all existing loan documents which evidence the Term Loan. From and after the Closing Date, the terms and conditions of this Agreement, the Term Loan Note and all other Loan Documents shall apply to the Term Loan.

          (e) Scheduled Amortization; Maturity. Principal under the Term Loan shall continue to be due and payable on the first day of each month in equal monthly installments of $50,000. To the extent not due and payable earlier, the Term Loan shall be due and payable on the Term Loan Maturity Date.

          2.04.  Standby Facility Loans.

          (a) Standby Facility Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees (such agreement being herein called such Bank's "Standby Facility Commitment") to make loans (the "Standby Facility Loans") to the Borrowers at any time or from time to time on or after the date hereof to but not including the Standby Facility Expiration Date. A Bank shall have no obligation to make any Standby Facility Loan in an amount exceeding such Bank's Standby Facility Committed Amount at such time less all outstanding Standby Facility Loans and all Standby Facility Term Loans. Each Bank's "Standby Facility Committed Amount" at any time shall be equal to the amount set forth as its "Initial Standby Facility Committed Amount" on Annex A, as such amount may have been reduced from time to time under (i) subsection (e) of this
Section 2.04 hereof, or (ii) Section 2.01(f) hereof, and subject to transfer to another Bank as provided in Section 10.12(c) hereof. The Standby Facility Committed Amounts of the Banks shall at all times be equal to each Bank's Standby Facility Proportion (as set forth in Annex A at such time) multiplied by the Standby Facility Committed Amount.

          (b)  Nature of Credit.   Within the limits of time and amount set
forth in this Section 2.04, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Standby Facility Loans made hereunder.

          (c) Standby Facility Notes. The obligation of the Borrowers to repay the unpaid principal amount of the Standby Facility Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by promissory notes of the Borrowers, one to each Bank, dated the Closing Date (the "Standby Facility Notes") in substantially the form attached hereto as Exhibit E, with the blanks appropriately filled, payable to the order of such Bank in a face amount equal to such Bank's Initial Standby Facility Committed Amount.

          (d) Expiration; Maturity. In the absence of an Event of Default or Potential Default, the Standby Loan Facility shall be available up to the Standby Facility Expiration Date. To the extent not due and payable earlier, each Standby Facility Loan shall be due and payable on its respective Standby Loan Maturity Date, unless the Borrowers elect to amortize such Loan in accordance with Section 2.04(e) below.

          (e) Amortization of Standby Facility Loans; Maturity; Payments. Upon funding of a Standby Facility Loan, the Borrowers may elect to amortize the entire principal balance of such Standby Facility, or, alternatively, at any time prior to the Standby Loan Maturity Date, the Borrowers shall amortize the entire principal balance of such Standby Facility Loan (collectively, "Standby Facility Term Loans"). To the extent not due and payable earlier, each Standby Facility Term Loan shall be due and payable on a date prior to the seventh anniversary of the Borrowers' election of the term out option with respect to such Loan (a "Standby Facility Term Loan Maturity Date"). Principal under a Standby Facility Term Loan shall be due and payable on the first day of each month, up to its respective Standby Facility Term Loan Maturity Date, in equal monthly installments based on a straight amortization schedule. Upon each election to amortize, the Borrowers shall execute and deliver to each Bank its respective Allonge to Standby Facility Note in the form attached hereto as Exhibit E, with the blanks appropriately filled. Payments of principal on Standby Facility Term Loans prior to the Standby Facility Expiration Date may be reborrowed as Standby Facility Loans hereunder.

          (f) Making of Standby Facility Loans. Whenever the Borrowers desire that the Banks make a Standby Facility Loan, the Borrowers shall provide Standard Notice to the Agent setting forth the following information:

               (i) The date, which shall be a Business Day, on which such Loan is to be made;

               (ii) The interest rate Option or options selected in accordance with Section 2.05(a) and the principal amounts selected in accordance with Section 2.05(c) of the Prime Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, of the Loan;

               (iii) The Funding Period for each Funding Segment of each proposed Loan selected in accordance with Section 2.05(b);

               (iv) The aggregate principal amount of the Loan selected in accordance with Section 2.05(c) and (d); and

               (v) Whether the Borrowers have elected to amortize the Loan in accordance with Section 2.04(e) hereof.

The Agent promptly shall give notice to each Bank of the information contained in any notice received by it pursuant to this Section 2.04 and of the amount of such Bank's requested Standby Facility Loan. Standard Notice having been so provided to the Agent, unless any applicable condition specified in Article V has not been satisfied, on the date specified in such Standard Notice each Bank shall make the proceeds of its Standby Facility Loan available to the Agent at the Agent's office no later than 12:00 o'clock Noon, Philadelphia time, in funds immediately available at such Office, and the Agent will make the funds so received immediately available to the Borrowers at such Office. Neither the Agent nor any other Bank shall be obligated, for any reason whatsoever, to remit the share of any other Bank.

          (g) Standby Facility Fee. The Borrowers agree to pay to the Agent for the account of each Bank a fee (the "Standby Facility Fee") equal to 0.10% on the amount equal to such Bank's Proportion of any Standby Facility Term Loan. Such Standby Facility Fee shall be due and payable upon the Borrowers' election of the term out option.

          (h) Optional Increase of the Standby Facility Commitment. At any time prior to the Standby Facility Expiration Date, and so long as no Event of Default or Potential Default exists, the Borrowers may elect to increase on a pro rata basis the aggregate Standby Facility Committed Amount. Any increase of the Standby Facility Committed Amount shall be in an integral multiple of $500,000 and shall not exceed $7,500,000 in the aggregate. An increase in the Standby Facility Committed Amount shall result in a corresponding decrease of the aggregate Revolving Credit Committed Amount, and shall only be allowed (i) prior to the Revolving Credit Expiration Date, and (ii) if the sum of all outstanding Revolving Credit Loans, Swingline Loans and the face amount of all issued and outstanding Letters of Credit would not exceed the proposed decreased amount of the Revolving Credit Committed Amount. Any decrease in the aggregate Revolving Credit Committed Amount shall not affect the Swingline Limit or the Letter of Credit Limit. An increase of the Standby Facility Committed Amount shall be made by providing to the Agent not less than five (5) Business Days' notice, such notice to be accompanied by executed Revolving Credit Notes and Standby Facility Notes for each Bank which are amended and restated to evidence the corresponding increase or decrease of their respective principal amounts.

          2.05.  Interest Rates.

          (a) Optional Bases of Borrowing. The unpaid principal amount of each Set of Loans shall bear interest for each day until due on one or more bases selected by the Borrowers from the interest rate Options set forth below, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different options to apply simultaneously to different Subsets of Loans and may select different Funding Segments to apply simultaneously to different Subsets of the LIBOR Rate Portion:

          (i) Prime Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Prime Rate for such day plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. "Prime Rate," as used herein, shall mean the interest rate per annum announced from time to time by the Agent as its prime rate. The Borrowers may elect the Prime Rate Option in connection with Revolving Credit Loans (including Swingline Loans) and Standby Facility Loans.

          (ii) LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the LIBOR Rate for such day plus the Applicable Margin. "LIBOR Rate" for any day, as used herein, shall mean for each proposed Subset of Loans corresponding to a LIBOR Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such LIBOR Rate Funding Period) determined in good faith by the Agent (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such LIBOR Rate Funding Period for delivery on the first day of such LIBOR Rate Funding Period in amounts comparable to such Subset of Loans and having maturities comparable to such LIBOR Rate Funding Period by (B) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage.

     The "LIBOR Rate" may also be expressed by the following formula:

                        [average of the rates offered to major money]
                        [center banks in the London interbank market]
         LIBOR Rate =   [determined by the Agent per subsection (A) ]
                        ---------------------------------------------
                        [1.00 - LIBOR Rate Reserve Percentage]

     The "LIBOR Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage.

     The Agent shall give prompt notice to the Borrowers and to the Banks of the LIBOR Rate so determined or adjusted, which determination or adjustment, if made in good faith, shall be conclusive absent manifest error.

     The Borrowers may elect the LIBOR Rate Option in connection with Revolving Credit Loans (excluding Swingline Loans), the Term Loan and Standby Facility Loans. The Borrowers have previously elected the LIBOR Rate Option in connection with the Term Loan for successive Funding Periods through the Term Loan Maturity Date. With respect to each Set of Loans, if the Borrowers fail to request the LIBOR Rate Option, such principal amount shall be deemed to earn interest at the Prime Rate Option.

          (iii) Fed Funds Rate Option. A rate for each day equal to the Fed Funds Rate for such day plus the Applicable Margin. "Fed Funds Rate" for any day is the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

"Applicable Margin" for any day shall mean, for each Set of Loans bearing interest at each Interest Rate Option set forth below, the applicable percentage set forth below opposite the Funded Indebtedness to EBITDA ratio in effect for such day. The Applicable Margin shall be in effect on the fifth day following the date on which the Agent shall have received from the Borrowers a quarterly certificate in accordance with Section 6.01(d) hereof, duly completed and signed on behalf of the Borrowers, accompanied by the Borrowers' financial statements for the quarter most recently ended (or, if such most recently ended quarter is the last of a fiscal year, for the fiscal year then ended), setting forth the calculation of the Funded Indebtedness to EBITDA Ratio as of the last day of such quarter and shall remain in effect until the earlier of (i) the fourth day following the date on which the Borrowers' next annual or quarterly certificate is delivered, or (ii) the last day of the calendar month in which the Borrowers' next annual or quarterly certificate is required to be delivered under Section 6.01(d) hereof. If the Borrowers fail to deliver the foregoing certificate or financial statements in a timely manner as required by Section 6.01(d), the highest Applicable Margin shall be in effect so long as such failure continues.


---------------------------------------------------------------------------------------------------------------------------
                                                             Applicable Margin
---------------------------------------------------------------------------------------------------------------------------
    Funded      Revolving Credit,      Revolving            Standby           Standby         Swingline        Term Loan
 Indebtedness    Swingline Loan,       Credit and        Facility Term     Facility Term         Loan            LIBOR
  to EBITDA        and Standby          Standby               Loan              Loan          Fed Funds           Rate
     Ratio        Facility Loan      Facility Loan         Prime Rate        LIBOR Rate          Rate            Option
                Prime Rate Option      LIBOR Rate            Option            Option           Option
                                         Option
---------------------------------------------------------------------------------------------------------------------------
Less than 1.00             (0.50%)             0.75%             (0.50%)             0.90%            1.15%            1.15%
---------------------------------------------------------------------------------------------------------------------------
Greater than               (0.50%)             0.90%             (0.50%)             1.05%            1.30%            1.15%
 or equal to
 1.00 and
 less than
 1.50
---------------------------------------------------------------------------------------------------------------------------
Greater than               (0.25%)             1.05%             (0.25%)             1.20%            1.45%            1.15%
 or equal to
 1.50 and
 less than
 2.00
---------------------------------------------------------------------------------------------------------------------------
Greater than               (0.25%)             1.20%             (0.25%)             1.35%            1.60%            1.15%
 or equal to
 2.00 and
 less than
 2.50
---------------------------------------------------------------------------------------------------------------------------
Greater than                   0               1.35%                 0               1.50%            1.75%            1.15%
 or equal to
 2.50 and
 less than
 3.00
---------------------------------------------------------------------------------------------------------------------------

          (b) Funding Periods. At any time that the Borrowers shall select the LIBOR Rate Option to apply to any Subset of Loans, the Borrowers shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such periods being either one, two, three, four or six months with respect to Revolving Credit Loans and Standby Facility Loans and one, two or three months with respect to the Term Loan (a "LIBOR Rate Funding Period"), provided, that:

          (i) Each LIBOR Rate Funding Period shall begin on a London Business Day, and the duration of each LIBOR Rate Funding Period shall be determined in accordance with the definition of the term "month" herein; and

          (ii) The Borrowers may not select a Funding Period that would end after the Revolving Credit Expiration Date, the Term Loan Maturity Date or a Standby Loan Maturity Date.

          (c) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Prime Rate Portion of the Revolving Credit Loans (including Swingline Loans), the Term Loan and the Standby Facility Loans, respectively, or the Fed Funds Rate Portion of the Swingline Loans, or the aggregate principal amount of each Funding Segment of the LIBOR Rate Portion of the Revolving Credit Loans, the Term Loan and the Standby Facility Loans, respectively, as the case may be, shall be as set forth below:

------------------------------------------------------------------------------------------------------
              Portion or Funding Segment                          Allowable Principal Amounts
------------------------------------------------------------------------------------------------------

Prime Rate Portion                                                Any;
------------------------------------------------------------------------------------------------------
Fed Funds Rate Portion (Swingline Loans only)                     Any; and
------------------------------------------------------------------------------------------------------
Each Funding Segment of a LIBOR Rate Portion                      $500,000 or $1,000,000.
------------------------------------------------------------------------------------------------------

          (d) Maximum Funding Segments. With respect to the LIBOR Rate Portion of the Revolving Credit Loans, the Term Loan and the Standby Facility Loans, respectively, as the case may be, the maximum number of Funding Segments outstanding at any one time shall be not greater than that set forth below:

                     Type of Loan                                  Maximum Funding Segments
------------------------------------------------------------------------------------------------------
Revolving Credit Loans                                   Four (4) at $500,000 and eight (8) at
                                                         $1,000,000, or a combination thereof, but in
                                                         no event shall the maximum number exceed
                                                         eight (8)
------------------------------------------------------------------------------------------------------
Term Loan                                                One (the entire outstanding principal
                                                         balance)
------------------------------------------------------------------------------------------------------
Standby Facility Loans                                   Four (4) at $500,000 and eight (8) at
                                                         $1,000,000, or a combination thereof, but in
                                                         no event shall the maximum number exceed
                                                         eight (8)
------------------------------------------------------------------------------------------------------

          (e) Interest After Maturity. After the principal amount of any Subset of the Prime Rate Portion shall have become due (by acceleration or otherwise), such Subset shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be two percent (2.0%) above the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. After the principal amount of any Subset of the LIBOR Rate Portion shall have become due (by acceleration or otherwise), such Subset shall bear interest for each day until paid (before and after judgment) at a rate per annum two percent (2.0%) above the rate otherwise applicable to such Subset until the end of the applicable then current Funding Period and thereafter at a per annum rate two percent (2.0%) above the Prime Rate Option. After the principal amount of any Swingline Loan accruing interest at the Fed Funds Rate shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum two percent (2.0%) above the Prime Rate.

Letter of Credit Unreimbursed Draws shall bear interest for each day until paid (before and after judgment) at a rate per annum two percent (2.0%) above the Prime Rate.


      (f)  LIBOR Rate or Fed Funds Rate Unascertainable; Impracticability. If

      (i) on any date on which a LIBOR Rate or Fed Funds Rate would otherwise be set the Agent (in the case of (A) or (B) below) or any Bank (in the case of (C) below) shall have in good faith determined (which determination shall be conclusive) that:

               (A) adequate and reasonable means do not exist for ascertaining such LIBOR Rate or Fed Funds Rate, as the case may be, or

               (B) a contingency has occurred which materially and adversely affects the London interbank market, or

               (C) the effective cost to such Bank of funding a proposed Funding Segment of any LIBOR Rate Portion from a Corresponding Source of Funds shall exceed the LIBOR Rate applicable to such Funding Segment, or

      (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any Subset of the LIBOR Rate Portion or any Fed Funds Rate Loan has been made impracticable or unlawful by compliance by such Bank or a Notional LIBOR Rate Funding Office, as the case may be, in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Agent or such Bank, as the case may be (the "Affected Party"), may notify the Borrowers of such determination (and any Bank giving such notice shall notify the Agent). Upon such date as shall be specified in any such notice (which shall not be earlier than the date such notice is given) the obligation of the Affected Party to allow the Borrowers to select the LIBOR Rate Option or Fed Funds Rate Option shall be suspended until such Affected Party later shall have notified the Borrowers (and any Bank giving such notice shall notify the Agent) of its determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist. If an Affected Party shall notify the Borrowers of a determination under subsection (ii) of this Section 2.05(f), the Borrowers shall, as to the Affected Party's part of the LIBOR Rate Portion or Fed Funds Rate Loan, on the date specified in such notice, either prepay such part in accordance with Section 2.06 or convert the Affected Party's part of the LIBOR Rate Portion or Fed Funds Rate Loan to the Prime Rate Option.

          If at the time the Agent or a Bank makes a determination under subsection (i) or (ii) of this Section 2.05(f), the Borrowers previously have notified the Agent that they wish to select the LIBOR Rate Option or the Fed Funds Rate Option but such Option has not yet gone into effect, such notification shall be deemed to provide for selection of the Prime Rate Option instead of the LIBOR Rate Option or the Fed Funds Rate Option, as the case may be, with respect to the Loans of any Affected Party.

          2.06.  Payments and Prepayments.

          (a) Subject to the provisions of Section 2.10(b) hereof, the Borrowers shall have the right at their option at any time or from time to time to prepay the Loans in whole or part without premium or penalty:

               (i) at any time with respect to any Subset of the Prime Rate Portion or the Fed Funds Rate Portion,

               (ii) at the expiration of any Funding Period with respect to prepayment of the LIBOR Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Funding Period, or

               (iii)  on the date specified in a notice by the Bank pursuant to
          Section 2.05(f) with respect to any Subset of the LIBOR Rate Portion.

          (b) Whenever the Borrowers desire to prepay any part of any Loan, they shall provide Standard Notice to the Agent (in the form attached hereto as Exhibit F) setting forth the following information:

               (i) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (ii) The principal amounts selected in accordance with Section 2.05(c) of the Prime Rate Portion or the Fed Funds Rate Portion and each Subset of the LIBOR Rate Portion to which such payment is to apply; and

               (iii) The total principal amount of such prepayment, selected in accordance with Section 2.05(c), which shall be the sum of the principal amounts of the Portions to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice the principal amounts of the Prime Rate Portion or the Fed Funds Rate Portion and each Subset of the LIBOR Rate Portion specified in such notice shall be due and payable.

          2.07. Conversion or Renewal of Interest Rate Options; Prime Rate Fallback; Term Loan Interest Rate Swap.

          (a) Subject to the provisions of Section 2.10(b), if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrowers may convert any Subset of the Loans from any interest rate Option or options to one or more different interest rate Option or options and may renew the LIBOR Rate Option if such Option is offered at such time as to any
Subset:

               (i) at any time with respect to conversion from the Prime Rate Option or the Fed Funds Rate Option,

               (ii) at the expiration of any Funding Period with respect to conversions from or renewals of the LIBOR Rate Option, as to the Funding Segment corresponding to such expiring Funding Period, or

               (iii)  on the date specified in a notice by the Bank pursuant to
          Section 2.05(f) with respect to conversions from the LIBOR Rate
          Option.

          (b) Whenever the Borrowers desire to convert or renew any interest rate Option or options the Borrowers shall provide to the Agent Standard Notice (in the form attached hereto as Exhibit G) setting forth the following information:

               (i) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

               (ii) The interest rate Option or options selected in accordance with Section 2.05(a) and the principal amounts selected in accordance with Section 2.05(c) and (d) of the Prime Rate Portion or the Fed Funds Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, to be converted to;

               (iii) The Funding Period for each Funding Segment of each Subset of Loans selected in accordance with Section 2.05(b); and

               (iv) The principal amounts selected in accordance with Section 2.05(c) and (d) of the Prime Rate Portion or the Fed Funds Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, to be converted from or renewed.

The Agent promptly shall give notice to each Bank of the information contained in any notice received by it pursuant to this Section 2.07(b) and of the amount of each part of each Bank's Portion converted from, converted to or renewed. Standard Notice having been so provided, on the date specified in such Standard Notice interest shall be calculated upon the principal amount of the Portions as so converted or renewed.

          (c) After expiration of any Funding Period, the principal amount of any Set of Loans corresponding to such Funding Period which has not been converted or renewed in accordance with Section 2.07(a) and (b) shall earn interest automatically at the Prime Rate Option from the date of expiration of such Funding Period until paid in full, unless and until the Borrowers request and the Agent approves a conversion to the LIBOR Rate Option, in accordance herewith. After expiration of any Funding Period, if the Term Loan has not been converted or renewed in accordance with this Section 2.07(a) and (b), the outstanding principal amount of the Term Loan shall earn interest automatically at LIBOR Rate Option for a one month Funding Period from the date of expiration of the prior Funding Period until paid in full, unless and until the expiration of the one month Funding Period when the Borrower may request (subject to the approval of the Agent) conversion to a two or three month Funding Period.

          (d) Notwithstanding Section 2.07(c), solely with respect to the Term Loan, if the Borrowers elect to achieve an effective fixed rate pursuant to an interest rate swap, upon the expiration of the applicable Funding Period, the Term Loan shall accrue interest at a rate equal to the LIBOR Rate Option applicable to the Term Loan for successive Funding Periods equal to one month, such rate to remain in effect until the earlier of (i) the expiration of the swap, or (ii) payment in full of all amounts due under the Term Loan.

          2.08. Interest Payment Dates. Interest on the Prime Rate Portion of each Loan or on Fed Funds Rate Portion of Swingline Loans shall be due and payable on the last day of each month, commencing on the last day of the first full calendar month following the Closing Date. Interest on the LIBOR Rate Portion of each Loan shall be due and payable on the last day of the corresponding LIBOR Rate Funding Period and, if such LIBOR Rate Funding Period is longer than three months, also on the last day of the third month during such LIBOR Rate Funding Period. After maturity of any Subset of Loans (by acceleration or otherwise) interest on such Subset shall be due and payable on demand.

          2.09. Pro Rata Treatment and Payments. Each borrowing from the Banks and each payment or prepayment to the Banks hereunder (except as specifically provided in Sections 2.02(d)(i),

2.05(f) or 2.10) shall be made pro rata in accordance with each Bank's Proportion and from and to each Bank on the same date. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers hereunder or under any Note shall be payable at 12:00 o'clock Noon, Philadelphia time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, fees or any other amounts due from the Borrowers hereunder or under the Notes (excluding overdue principal, which shall bear interest as described in Section 2.05(e), but including interest payable under this Section 2.09), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) 2% above the then current Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

          2.10.  Additional Compensation in Certain Circumstances.

          (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) now existing or hereafter adopted:

          (i) subjects any Bank or any Notional LIBOR Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, fees or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank or such Notional LIBOR Rate Funding Office imposed by the jurisdiction in which the Bank's principal office or Notional LIBOR Rate Funding Office is located),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, such Bank or any Notional LIBOR Rate Funding Office (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder),

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional LIBOR Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional LIBOR Rate Funding Office under this Agreement, or

          (iv) imposes upon any Bank or any Notional LIBOR Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any part of the Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or any Notional LIBOR Rate Funding Office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's capital, taking into consideration such Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of each LIBOR Rate Portion from a Corresponding Source of Funds), such Bank shall from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank or such Notional LIBOR

Rate Funding office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrowers to such Bank three (3) Business Days after such notice is given by such Bank to the Borrowers.

          (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 2.10, the Borrowers shall indemnify each Bank against any loss or expense (including loss of margin) which such Bank has sustained or incurred as a consequence of any:

          (i) payment, prepayment or conversion of any part of any Funding Segment of the LIBOR Rate Portion on a day other than the last day of the corresponding Funding Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due),

          (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Banks having in their sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.10(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

          (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement, the Notes or the Loan Documents, including, without limitation, any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under any Note or the Loan Documents.

If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination shall be conclusive) to be necessary to indemnify such Bank for such loss or expense (each Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the LIBOR Rate Portion from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrowers to such Bank three (3) Business Days after such notice is given.

          2.11.  Funding by Branch, Subsidiary or Affiliate.

          (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any LIBOR Rate Portion at any time, provided, however, that such Bank shall not have such right if such transfer would cause an event or condition described in Section 2.05(f)(ii) or increase the compensation payable by the Borrowers pursuant to Section 2.10(a). Any branch, subsidiary or affiliate so deemed shall be known as a "Notional LIBOR Rate Funding Office." Such Bank shall deem any part of the LIBOR Rate Portion of its Loans or the funding therefor to have been transferred to a different Notional LIBOR Rate Funding Office if such transfer would avoid or cure an event or condition described in
Section 2.05(f)(ii) or would lessen compensation payable by the Borrowers under
Section 2.10(a), and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of its Loans, such Bank or any Notional LIBOR Rate Funding Office (it being assumed for purposes of such determination that each part of the LIBOR Rate Portion is actually made or maintained by or funded through the corresponding Notional LIBOR Rate Funding Office). Notional LIBOR Rate Funding Offices may be selected by such Bank without regard to such Bank's actual methods of making, maintaining or funding its Loans or any sources of funding actually used by or available to such Bank.

          (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any part of any LIBOR Rate Portion by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such part of the LIBOR Rate Portion of such Loans, provided, however, that such Bank shall not have such right if such transfer would cause an event or condition described in Section 2.05(f)(ii) or increase the compensation payable by the Borrowers pursuant to Section 2.10(a). Such Bank shall have the right to
(i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrowers to issue one or more promissory notes in the principal amount of such part of the LIBOR Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.11(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loans and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of such LIBOR Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Bank's order.

          2.12. Agent's Fee. On the Closing Date and each year thereafter, the Borrowers shall pay to the Agent for the sole account of the Agent a fee in an amount equal to $3,500.00 per Bank (including the Agent in its capacity as a Bank).

          2.13. Payments Under Loan Documents. Subject to amounts owing pursuant to Section 2.10, any amount received by the Agent or any Bank under any of the Loan Documents which, shall be applied:

          (a) first, to payment of all fees and expenses due to the Agent hereunder or under the Loan Documents;

          (b) second, to payment in full of all fees and expenses due to the Banks hereunder or under the Loan Documents;

          (c) third, to payment in full of interest on outstanding Loans and Letter of Credit Reimbursement Obligations commencing with the interest accruing at the lowest rate;

          (d) fourth, to payment in full of principal of all outstanding Loans and to make deposits to the Letter of Credit Collateral Account commencing with the principal earning interest at the lowest rate;

          (e) fifth, to payment in full of any and all other amounts due hereunder or under the Notes or the Loan Documents in respect of the Loans, the Letter of Credit Reimbursement Obligations or the Commitments or otherwise; and

          (f) sixth, to the Borrowers or their order or as otherwise required by law.

                                  Article III
                             The Letters of Credit

          3.01.  Letter of Credit Subfacility.

          (a) General. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth and upon the agreements of the Banks set forth in Sections 3.03, 3.04 and 3.08(c), the Issuing Bank agrees (such agreement being herein called the "Letter of Credit Commitment") to issue for the account of the Borrowers letters of credit (each, as amended, modified or supplemented from time to time, a "Letter of Credit") at any time or from time to time on or after the date hereof. The Borrowers shall not request any Letter of Credit to be issued except within the following limitations: (i) no Letter of Credit shall be issued later than ninety (90) days before the

Revolving Credit Expiration Date, (ii) no Letter of Credit shall be issued if the Agent shall have received the notice from the Required Banks referred to in
Section 3.02(c)(iii), (iii) at the time any Letter of Credit is issued (and after giving effect to issuance of the requested Letter of Credit), the aggregate Revolving Credit Exposures of the Banks shall not exceed the sum of the Revolving Credit Committed Amounts of the Banks at such time, and (iv) on the date of issuance of any Letter of Credit (and after giving effect to such issuance) the aggregate Letter of Credit Exposure shall not exceed the Letter of Credit Limit.

          (b) Terms of Letters of Credit. The Issuing Bank has previously issued the Workers' Compensation Letter of Credit. As of the Closing Date, the Workers' Compensation Letter of Credit shall be deemed to be a Letter of Credit issued pursuant to the terms of this Article III for all purposes including calculation of the Letter of Credit Limit. The Borrowers shall not request any additional Letter of Credit to be issued except within the following limitations: each Letter of Credit (i) shall have an expiration date no later than the earlier of twelve (12) months after the date of issuance thereof, or ten (10) days before the Revolving Credit Expiration Date, (ii) shall be denominated in Dollars, and (iii) shall be payable only against sight drafts (and not time drafts).

          (c) Purposes of Letters of Credit. Each Letter of Credit shall be satisfactory in form and substance to the Issuing Bank. Each Letter of Credit shall be a trade or standby letter of credit used to support trade or financial obligations of the Borrowers. The provisions of this Section 3.01(c) represent only an obligation of the Borrowers to the Issuing Bank and the Banks; the Issuing Bank shall not have any obligation to the Banks to ascertain the purpose of any Letter of Credit, and the rights and obligations of the Banks and the Issuing Bank among themselves shall not be impaired or affected by a breach of this Section 3.01(c).

          (d) Letter of Credit Fee. On the date of issuance (and annually thereafter), the Borrowers shall pay to the Agent for the account of each Bank a fee (the "Letter of Credit Fee") for each Letter of Credit equal to (i) the face amount of each issued and outstanding Letter of Credit times (ii) 0.75%.

          (e) Administration Fees. The Borrowers shall pay to the Agent, for the sole account of the Issuing Bank, such other administration, maintenance, amendment, drawing and negotiation fees as may be customarily charged by the Issuing Bank from time to time in connection with letters of credit.

          3.02  Procedure for Issuance and Amendment of Letters of Credit.

          (a) Request for Issuance. The Borrowers may from time to time request, upon at least three (3) Business Days' notice, the Issuing Bank to issue a Letter of Credit by (i) delivering to the Issuing Bank and the Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the stated amount thereof, and (ii) delivering to the Issuing Bank an application, in such form as the Issuing Bank may from time to time require (each, a "Letter of Credit Application"), completed to the satisfaction of the Issuing Bank, together with such other certificates, documents and other items as such Issuing Bank may request. If the Issuing Bank desires to issue such Letter of Credit, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall determine, as of the close of business on the day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.01(a) and 3.01(b). Unless such limitations are not satisfied, or unless the Required Banks have given notice to the Agent to cease issuing Letters of Credit pursuant to Section 3.02(c)(iii), the Agent shall notify the relevant Issuing Bank (in writing or by telephone promptly confirmed in writing) that such Issuing Bank is authorized to issue such Letter of Credit. If the Issuing Bank issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrowers shall otherwise direct, and shall promptly notify the Agent thereof, and if the Agent so requests shall furnish a copy thereof to the Agent.

          (b) Extension or Increase. The Borrowers may from time to time request an Issuing Bank to extend the expiration date of an outstanding Letter of Credit issued by such Issuing Bank or to increase the Letter of Credit Undrawn Availability of such Letter of Credit. Such extension or increase shall for all purposes hereunder (including Sections 3.01, 3.02(a) and 5.02) be treated as though the Borrowers had requested issuance of a replacement Letter of Credit; provided, that the Issuing Bank may, if it elects, issue an amendment to the Letter of Credit providing for such an extension or increase in lieu of issuing a new Letter of Credit in substitution therefor.

          (c)  Limitations on Issuance, Extension and Amendment.

          (i) As between the Borrowers, on the one hand, and the Agent and the Banks, on the other hand, the issuance or extension of any Letter of Credit (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.02(b)) is subject to the applicable conditions precedent set forth or referred to in this Article III and Articles V and VIII. In addition, the Issuing Bank shall be justified and fully protected in declining to issue or extend any Letter of Credit (including any deemed issuance) if the Issuing Bank has not received authorization to do so from the Agent as provided in Section 3.02(a).

          (ii) As between the Issuing Bank, on the one hand, and the Agent and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing any Letter of Credit (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.02(b)) after receiving authorization from the Agent as provided in Section 3.02(a), notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any applicable condition set forth or referred to in this Article III or Articles V or VIII to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatever.

          (iii) As between the Agent and the Banks, the Agent shall not authorize issuance of any Letter of Credit pursuant to Section 3.02(a) (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.02(b)) if the Agent shall have received, at least two (2) Business Days before authorizing such issuance, from the Required Banks an unrevoked written notice that any applicable condition set forth or referred to in this Article or Article V or VIII will not be satisfied and expressly requesting that the Agent direct the Issuing Banks to cease to issue Letters of Credit. Unless the Agent has received such notice or has determined that the applicable limitations set forth in Sections 3.01(a) and 3.01(b) are not satisfied, the Agent shall be justified and fully protected, as against the Banks, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any applicable condition set forth or referred to in this Article III or Article V or VIII to be satisfied, any other knowledge of the Agent, or any other event, condition or circumstance whatever.

          (d) Amendments. The Borrowers may from time to time, upon at least three Business Days' notice, request the Issuing Bank to amend, modify or supplement Letters of Credit. At the request of the Borrowers, and subject to satisfaction of such conditions as the Issuing Bank may require, the Issuing Bank may amend, modify or supplement Letters of Credit, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Bank; provided, that any such amendment, modification or supplement that extends the expiration date or increases the Letter of Credit Undrawn Availability of an outstanding Letter of Credit shall be subject to Section 3.02(b).

          3.03  Letter of Credit Participating Interests.

          (a) Generally. Concurrently with the issuance of each Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Letter of Credit Proportion, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the Letter of Credit Application, the Letter of Credit Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest"). Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Letter of Credit or a Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Bank becomes a party to this Agreement in accordance with Section 10.12, Letter of Credit Participating Interests in any outstanding Letters of Credit held by the Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallocated between such Purchasing Bank and such transferor Bank (and, to the extent such transferor Bank is an Issuing Bank, the Purchasing Bank shall be deemed to have acquired a Letter of Credit Participating Interest from such transferor Bank to such extent).

          (b) Obligations Absolute. Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, and its obligation to make the payments specified in Section 3.04 and 3.08(c), are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

          3.04  Letter of Credit Drawings and Reimbursements.

          (a) Borrowers' Reimbursement Obligation. The Borrowers hereby agree to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 2.09, on the date and in the amount of each payment made by the Issuing Bank under any Letter of Credit, upon notice (which may be by telephone) by the Issuing Bank to the Borrowers of such payment, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall thereupon immediately accrue. To the extent such payment is not timely made, the Borrowers hereby agree to pay to the Agent, for the account of the Issuing Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until reimbursed in full (before and after judgment), in accordance with Section 2.05(e), at the rate per annum set forth therein. Unless the Borrowers notify the Agent that the Borrowers intend to make immediate payment to the Agent, for the account of the Issuing Bank, in accordance with the preceding sentence, a notice of drawing by a beneficiary under a Letter of Credit shall be deemed to be a notice by the Borrowers for Revolving Credit Loans under the Prime Rate Option in an aggregate amount equal to the amount of such drawing.

          (b) Payment by Banks on Account of Unreimbursed Draws. If an Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 3.04(a), such Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. If the Agent's notice to the Banks is given by 11:00 a.m., no later than the Agent's close of business on such date the notice is given, each Bank will pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Letter of Credit Proportion of the unreimbursed portion of such payment by such Issuing Bank. If the Agent's notice to the Banks is given after 11:00 a.m., then such payments by the Banks shall be made before the close of business on the next Business Day. If and to the extent that any Bank fails to make such payment to the Agent for the account of such Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for such Issuing Bank's own account, for each day from and including the date of such Issuing Bank's payment to and including the date of payment to the Issuing Bank (before and after judgment) at the following rates per annum: (i) for each day from and including the date of such payment by the Issuing Bank to and including the second Business Day thereafter, at the Federal Funds Effective Rate for such day, and (ii) for each day thereafter, at the rate applicable to Letter of Credit Unreimbursed Draws under Section 3.04(a) for such day.

          (c) Distributions to the Banks. If, at any time, after an Issuing Bank has made a Letter of Credit Unreimbursed Draw and has received from any Bank such Bank's share of such Letter of Credit Unreimbursed Draw, such Issuing Bank receives any payment or makes any application of funds on account of the Letter of Credit Reimbursement Obligation arising from such Letter of Credit Unreimbursed Draw, such Issuing Bank will pay to the Agent, for the account of such Bank, such Bank's Letter of Credit Proportion of such payment or application.

          (d) Rescission. If any amount received by an Issuing Bank on account of any Letter of Credit Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by such Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or such Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Bank will, promptly upon notice from the Agent or such Issuing Bank, pay over to the Agent for the account of such Issuing Bank its Letter of Credit Proportion of such amount, together with its Letter of Credit Proportion of any interest or penalties payable with respect thereto.

          (e) Equalization. If any Bank receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Bank shall forthwith pay over to the relevant Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Bank's ratable share of the amount so received or applied.

          3.05 Obligations Absolute. The payment obligations of the Borrowers under Section 3.04(a) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any other Loan Documents or any documents, instruments or agreements evidencing or otherwise relating to any obligation of the Borrowers secured or supported by any Letter of Credit;

          (b) the existence of any claim, set-off, defense or other right which the Borrowers or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the relevant Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

          (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willful misconduct of the Issuing Bank; or

          (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing.

The Borrowers bear the risk of, and neither the Issuing Bank, any of its directors, officers, employees or agents, nor any Bank, shall be liable or responsible for the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

          3.06 Further Assurances. The Borrowers hereby agree, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by any Issuing Bank more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder. The representations, warranties and covenants by the Borrowers under, and rights and remedies of the Issuing Bank under, any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrowers under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, the other Loan Documents, and applicable Law. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail. The terms of this Agreement shall be deemed to be incorporated by reference into each such agreement or instrument (whether or not such agreement or instrument so states).

          3.07 Cash Collateral for Letters of Credit. To the extent that any provision of this Agreement or any other Loan Document requires a payment, prepayment or other application of funds to be made with respect to the Revolving Credit Loans, such provision shall be applied as follows: after payment in full of the outstanding Revolving Credit Loans (whether or not such payment would require the Borrowers to pay any amount under Section 2.10(b)), and the payment in full of all outstanding Letter of Credit Unreimbursed Draws, then, to the extent of the excess, if any, of the aggregate Letter of Credit Exposure at such time over the balance in any Letter of Credit Collateral Account (as hereinafter defined), an amount equal to the remainder of the amount so required to be paid by the Borrowers shall immediately be paid by the Borrowers to the Agent for deposit in an account (the "Letter of Credit Collateral Account") to be held as collateral for the Borrowers' Letter of Credit Reimbursement Obligation. In addition, the Borrowers agree that, without limitation of the foregoing or of any other provisions of this Agreement or Loan Documents requiring collateral for the Letters of Credit or other Loans in whole or in part, and without limitation of other rights and remedies under this Agreement or the Loan Documents or at law or in equity, if the Revolving Credit Loans become due and payable pursuant to Article VIII, the Borrowers shall immediately pay to the Agent, for deposit in the Letter of Credit Collateral Account, an amount equal to the excess, if any, of the aggregate Letter of Credit Exposure at such time over the balance in the Letter of Credit Collateral Account. The Agent shall release funds in the Letter of Credit Collateral Account to the Issuing Bank for payment of Letter of Credit Reimbursement Obligations constituting Letter of Credit Unreimbursed Draws, as and when the same become due and payable if and to the extent the Borrowers fail to pay the same.

          3.08  Certain Provisions Relating to the Issuing Bank.

          (a) General. The Issuing Bank shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or any Loan Documents or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the Agent or the other Banks under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Issuing Bank shall have no fiduciary relationship in respect of the Agent or any Bank or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrowers, (ii) the business, operations, condition (financial or other) or prospects of the Borrowers or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide the Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished.

          (b) Administration. The Issuing Bank may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Borrowers), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to the Borrowers or the Agent or any Bank, such matter may be established by a certificate of the Borrowers or the Agent or such Bank, as the case may be, and such Issuing Bank may conclusively rely upon such certificate.

          (c) Indemnification of Issuing Bank by the Banks. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its respective directors, officers, employees and agents (to the extent not reimbursed by the Borrowers and without limitation of the obligations of the Borrowers to do so), in accordance with its Letter of Credit Proportion, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction secured or financed in whole or in part, directly or indirectly, with any Letter of Credit or the proceeds thereof, provided, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person.

                                   Article IV
                         Representations And Warranties

          The Borrowers hereby represent and warrant to each Bank as follows:

          4.01. Organization and Qualification. Each Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of each Borrower and each Subsidiary or on the ability of each Borrower and each Subsidiary to perform its obligations under this Agreement, the Notes or the Loan Documents. Schedule
4.01 states as of the date hereof the jurisdiction of incorporation of each Borrower and each Subsidiary and the jurisdictions in which each Borrower and each Subsidiary is qualified to do business as a foreign corporation.

          4.02. Authority and Authorization. Each Borrower and each Subsidiary has corporate power and authority to execute and deliver this Agreement, the Notes and the Loan Documents to which it is a party, to make the borrowings and incur the other obligations provided for herein and to perform its obligations hereunder and under the Notes and the Loan Documents, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

          4.03. Execution and Binding Effect. This Agreement, the Notes and the Loan Documents to which each Borrower and each Subsidiary is a party have been duly and validly executed and delivered by each Borrower and each Subsidiary and constitute legal, valid and binding obligations of each Borrower and each Subsidiary enforceable in accordance with the terms hereof and thereof except, in each case, as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          4.04. Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof, except as set forth on Schedule
4.04. True, correct and complete copies of all instruments and documents evidencing each authorization, consent, approval, license, exemption or other action by, or registration, qualification, designation, declaration or filing with, any Official Body, referred to on Schedule 4.04, together with true, correct and complete copies of all applications therefor and exhibits thereto have been delivered to the Agent, with a copy for each Bank. Each authorization, consent, approval, license, exemption or other action by, or registration, qualification, designation, declaration or filing with, any Official Body, referred to on Schedule 4.04, has been duly obtained, has not been modified or amended and is in full force and effect, and there is no proceeding pending or, to the Borrowers' knowledge after due inquiry, threatened, which seeks or may result in the reversal, rescission, termination, modification of any thereof.

          4.05. Absence of Conflicts. Neither the execution and delivery of this Agreement, the Notes or any Loan Document nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof by the Borrowers or their Subsidiaries will:

          (a)  violate any Law;

          (b) conflict with or result in a breach of or a default under (i) the articles of incorporation or by-laws of the Borrowers or their Subsidiaries or
(ii) any agreement or instrument to which a Borrower or a Subsidiary is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound the consequences of which would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of a Borrower or a Subsidiary or to the ability of a Borrower or a Subsidiary to perform its obligations under this Agreement, the Notes or any Loan Document; or

          (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrowers or their Subsidiaries;

Schedule 4.05 sets forth each consent, waiver, amendment or agreement which has been obtained by or on behalf of the Borrowers or their Subsidiaries in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of the foregoing Subsection 4.05(b)(ii).

          4.06. Financial Statements. The Borrowers have heretofore furnished to the Banks balance sheets of the Borrowers and their Subsidiaries for each of the fiscal years ended June 30, 1996, June 30, 1997 and June 30, 1998, and related statements of income, retained earnings and cash flow, and has also furnished to the Banks parallel interim financial statements or financial statements for and as of the end of the first three fiscal quarters of the fiscal years ending June 30, 1999. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrowers and their Subsidiaries as of the end of such fiscal years and as of the end of such fiscal quarters and the results of their operations for the fiscal years and fiscal quarters then ended, all in conformity with GAAP, subject (in the case of the interim financial statements) to year-end audit adjustments. To the Borrowers' knowledge after due inquiry, except as disclosed in the financial statements referred to in this Section 4.06 or as disclosed in Schedule 4.06, neither the Borrowers nor their Subsidiaries have material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated material losses from unfavorable commitments.

          4.07. No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrowers nor any Subsidiary is in violation of any term of (i) any charter instrument or bylaw or (ii) agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound the consequences of which would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or on the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement, the Notes or any Loan Document.

          4.08. Litigation. Except as set forth on Schedule 4.08, as of the date hereof there is no pending or, to the Borrowers' knowledge after due inquiry, threatened proceeding by or before any Official Body against or affecting the Borrowers or any Subsidiary (including, without limitation, any proceeding seeking to challenge, prevent or declare illegal any of the transactions contemplated by this Agreement, the Notes or any Loan Document). None of the matters set forth on Schedule 4.08, if adversely decided, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or any Subsidiary or on the ability of the Borrowers or any Subsidiary to perform their obligations under the Agreement, the Notes or any Loan Document.

          4.09. Subsidiaries. Schedule 4.09 states as of the date hereof the authorized capitalization of each Subsidiary of the Borrowers, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrowers and by each Subsidiary. The outstanding shares of each Subsidiary of the Borrowers have been duly authorized and validly issued and are fully paid and nonassessable. The Borrowers and each Subsidiary of the Borrowers owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.09, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock.

          4.10. Pension-Related Matters. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been made available to the Banks and fairly presents the funding status of each Plan as of the date hereof. There has been no deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.10 sets forth as of the date hereof a list of all Plans and Multiemployer Plans and all available information with respect to the Borrowers' or any Controlled Group Member's direct, indirect or potential withdrawal liability to any Multiemployer Plan. Except as set forth on Schedule 4.10, the Borrowers have no material liability (contingent or otherwise) for, and none of the Borrowers' respective assets are encumbered in connection with,
(i) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any lien for contributions with respect to a Plan which are due and unpaid by any Borrower or a Controlled Group Member, and any security posted by any Borrower to obtain a waiver of the minimum funding requirement), (ii) any amendment to a Plan, (iii) any PBGC premiums with respect to a Plan which are due and unpaid by any Borrower or a Controlled Group Member, or (iv) the termination of a Plan or withdrawal by any Borrower or a Controlled Group Member from any Multiemployer Plan. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $500,000 on an annual basis for any of the past three fiscal years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), as determined by the Plan's actuary, for any Plan do not exceed $1,000,000 and for all Plans do not exceed $1,500,000 as of the end of the most recent Plan year.

          4.11. Title to Property. Schedule 4.11 sets forth a summary description of all real property owned by or leased to a Borrower or any Subsidiary. Each Borrower and Subsidiary has good and marketable title in fee simple to all real property purported to be owned by it and good and marketable title to all other property purported to be owned by it, including that reflected in the most recent audited balance sheets referred to in Section 4.06 or submitted pursuant to Section 6.01(a) (except as sold or otherwise disposed of in the ordinary course of business), subject only to Permitted Liens. Such property as is material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or to the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement, the Notes or any Loan Document is in good operating condition and repair, ordinary wear and tear alone excepted, and the Borrowers' or Subsidiaries' use thereof conforms, in all material respects, to all Laws applicable thereto. Each Borrower and Subsidiary has full and complete right to use and possession of all properties purported to be leased by it. Each Borrower and Subsidiary is in compliance, in all material respects, with all leases applicable thereto.

          4.12. Contracts. Except as set forth in Schedule 4.12, as of the date hereof neither Borrower nor any Subsidiary is a party to or subject to any agreement or instrument of any kind (including, but not limited to, agreements to repay borrowed money, guarantees, leases of real or personal property as lessor or lessee, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements) other than purchase and sale agreements entered into by the Borrowers or their Subsidiaries in the ordinary course of business or agreements or instruments which are terminable at will by the Borrowers or their Subsidiaries without penalty or which are not, singly or in the aggregate, material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document. The Borrowers and their Subsidiaries are and, to the Borrowers' knowledge after due inquiry, all other parties to all agreements and instruments set forth on Schedule 4.12 are in substantial compliance with the terms thereof. The Borrowers and their Subsidiaries are not and, to the Borrowers' knowledge after due inquiry, no other party to any agreement or instrument set forth on Schedule 4.12 is in default thereunder, and (to the Borrowers' knowledge after due inquiry in the case of any party other than itself) no event has occurred which, but for the giving of notice or the passage of time or both, would constitute such a default, which default, in any case, would reasonably be expected to be material and adverse to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.13. Taxes. All tax returns required to be filed by the Borrowers have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, except for any nonpayment permitted by Section 6.05. The reserves and provisions for taxes on the books of the Borrowers and their consolidated Subsidiaries are adequate for all open years and for the current fiscal period. The Borrowers know of no proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrowers and their consolidated Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to June 30, 1996 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

          4.14.  Financial Accounting Practices.  Each Borrower and Subsidiary
(a) makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect its material transactions and the dispositions of its material assets, and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for material assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          4.15. Power To Carry On Business. Each Borrower and Subsidiary has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

          4.16. No Material Adverse Change. Since June 30, 1998, there has been no material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.17. Regulation U . Neither the Borrowers nor their Subsidiaries will make borrowings hereunder or use a Letter of Credit issued hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Borrowers nor their Subsidiaries own "margin stock." Neither the Borrowers nor their Subsidiaries are engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder or a Letter of Credit will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

          4.18. Compliance with Laws. Except as set forth on Schedule 4.18, neither the Borrowers nor any Subsidiary is in violation of or to its knowledge after due inquiry subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, environmental protection Law, or Hazardous Substances management, handling or disposal Law and including but not limited to (i) any restrictions, specifications or requirements pertaining to products that the Borrower manufactures, processes or sells or pertaining to the services it performs, (ii) the conduct of its businesses and (iii) the use, maintenance or operation of the real and personal properties owned or possessed by it), except for violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.19. Patents, Licenses, Franchises. The Borrowers and their Subsidiaries own or possess all the patents, inventions, technology, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 4.19 sets forth as of the date hereof all patents, patent applications, trademarks, service marks and applications therefor and inventions and copyrights of the Borrowers and their Subsidiaries which are material to their businesses. There are no claims of infringement or misappropriation of proprietary rights of others pending or, to the knowledge of the Borrowers' after due inquiry, threatened by or against the Borrowers or their Subsidiaries, except for any such claims which, if adversely decided, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.20. Ownership and Control. Schedule 4.20 states as of the date hereof the authorized capitalization of the Borrowers and their Subsidiaries, the number of shares of each class of capital stock thereof issued and outstanding and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and, to the Borrower's knowledge after due inquiry, the direct or indirect beneficial owners of such shares (except that, as to C-Cor, only the record and beneficial
                       -----------
owners which hold more than five percent (5%) of the issued and outstanding shares as of the Closing Date are listed on Schedule 4.20). The outstanding shares of the Borrowers and their Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 4.20 describes as of the date hereof all outstanding options, rights and warrants issued by the Borrowers and their Subsidiaries for the acquisition of shares of the capital stock of the Borrowers or their Subsidiaries, all outstanding securities or obligations convertible into such shares and all agreements by the Borrowers or their Subsidiaries to issue or sell such shares. Schedule 4.20 describes as of the date hereof all options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments to the Borrowers' knowledge after due inquiry binding upon any of its shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrowers.

          4.21. Accurate and Complete Disclosure. No representation or warranty made by the Borrowers under or in connection with this Agreement, the Notes or any Loan Document, and no statement made by the Borrowers in any financial statement (furnished pursuant to Section 4.06 or 6.01(a) hereof or otherwise), certificate, report, exhibit or document furnished by or on behalf of the Borrowers and their Subsidiaries to the Banks pursuant to or in connection with this Agreement, the Notes or any Loan Document is false or misleading in any material respect, including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which they were made, not misleading in any material respect. The Borrowers have disclosed to the Banks in writing every fact which materially and adversely affects, or which so far as the Borrowers can now foresee is reasonably possible in the future and would reasonably be expected to materially and adversely affect, the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.22. Investment Company. Neither the Borrowers nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          4.23. Public Utility Holding Company. Neither the Borrowers nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.24. Business. Schedule 4.24 correctly describes the business of the Borrowers and their Subsidiaries as presently conducted and as presently planned to be conducted.

          4.25. Proceeds. The Borrowers and their Subsidiaries shall use the proceeds of all Revolving Credit Loans for general corporate purposes. The Borrowers and their Subsidiaries shall use Letters of Credit for standby or trade letters of credit in the ordinary course of business. The Borrowers and their Subsidiaries shall use the proceeds of all Standby Facility Loans for funding acquisitions, investments and joint ventures in accordance with the limitations set forth in Sections 7.08 and 7.09 of this Agreement.

          4.26. Partnerships and Other Affiliated Entities. Schedule 4.26 states as of the date hereof the name of, jurisdiction of organization of, nature of, and the nature of the Borrowers' and each Affiliated Entity's interest in and liabilities to, for the acts of or with respect to, each Affiliated Entity.

          4.27. Regulation O. No director, executive officer or principal shareholder of the Borrowers or their Subsidiaries is a "director," "executive officer" or "principal shareholder" of any Bank, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended from time to time.

          4.28. Burdensome Obligations. As of the date hereof neither the Borrowers, their Subsidiaries, nor any of their respective properties, is subject to any Law or, to the Borrowers' knowledge after due inquiry, any pending or threatened change of Law, or is subject to any restriction under its respective articles of incorporation or bylaws or under any agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which is so unusual and burdensome as to be reasonably likely in the foreseeable future to have a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          4.29. Insurance. The Borrower maintains with financially sound and reputable insurers insurance with respect to its properties and businesses and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.
Schedule 4.29 to this Agreement sets forth a list of all insurance maintained by the Borrower on the date hereof.

          4.30. Hazardous Materials. Except as set forth on Schedule 4.30, as of the date hereof the Borrowers and their Subsidiaries have substantially complied with, are currently in substantial compliance with, have not been charged with, have not received any notice of, and, to the knowledge of the Borrowers' after due inquiry, are not under investigation for, the failure substantially to comply with any Laws relating to environmental protection matters, and, specifically, relating to Hazardous Substances. None of the Borrowers' or the Subsidiaries' properties is (a) presently listed or proposed for listing on the National Priorities List or (b) presently listed on the CERCLIS list.

          4.31. Solvency. On the Closing Date, (a) the amount of the "fair value" (as defined below) of the assets of the Borrowers and their consolidated Subsidiaries will, as of such date, exceed the amount of all liabilities of the Borrowers and their consolidated Subsidiaries, contingent or otherwise, as of such date, (b) the debts of the Borrowers and their consolidated Subsidiaries will not be beyond their ability to pay as such debts mature, and (c) neither Borrower nor any Subsidiary will have, as of such date, an unreasonably small amount of capital with which to conduct business or an unreasonably small amount of assets in relation to their future business. For purposes of this
Section 4.31, "fair value" means the amount for which the assets of the Borrowers and their consolidated Subsidiaries might be expected to be sold to a willing buyer by a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts, with equity to both, with no definite time period required to consummate the sale, and with buyer and seller contemplating the retention of the facilities at their present location for continuation of current operations; "debt" means "liability on a claim", and "claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, secured or unsecured.

          4.32  Year 2000 Considerations.  The Borrowers and their Subsidiaries
(a) have undertaken a detailed inventory, review and assessment of all areas within their business and operations that could be adversely affected by the failure of Borrowers or their Subsidiaries to be Year 2000 Compliant on a timely basis, (b) have taken all reasonable steps to ascertain the business risks resulting from the failure of their vendors to be Year 2000 Compliant on a timely basis, and (c) are using their best efforts to develop a detailed plan and timeline for Borrowers and their Subsidiaries to become Year 2000 Compliant on a timely basis. The Borrowers and their Subsidiaries reasonably anticipate, based on their present knowledge, that they will be Year 2000 Compliant on a timely basis.

          4.33. Name Change. C-Cor has taken all corporate action and completed all filings with any Official Body necessary to change its name from C-Cor Electronics, Inc. to C-COR.net Corp.

                                   Article V
                              Conditions Precedent

          5.01. Closing Date Conditions. The obligations of the Banks to make any Loans hereunder and of the Issuing Bank to issue a Letter of Credit are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) Agreement; Notes. The Agent shall have received (i) with an executed counterpart for each Bank, this Agreement, duly executed by the Borrowers, (ii) a Revolving Credit Note for each Bank, (iii) a Term Loan Note for each bank, and (iv) a Standby Facility Note for each bank, each conforming to the requirements hereof and duly executed by the Borrowers.

          (b) Loan Documents. The Agent shall have received, with an executed counterpart for each Bank, all other Loan Documents conforming to the requirements of this Agreement and duly executed by the Borrowers, including, without limitation, a Guaranty and Suretyship Agreement (a "Guaranty") in the form attached hereto as Exhibit H, executed by each Subsidiary in favor of the Banks.

          (c) Corporate Proceedings. The Agent shall have received (i), with a copy for each Bank, a true, correct and complete copy of the articles of incorporation and bylaws of the Borrowers as in effect on the Closing Date and (ii), with an executed counterpart for each Bank, a certificate of the Secretary or Assistant Secretary of the Borrowers, dated the Closing Date, certifying as to true copies of all corporate action taken by the Borrowers relative to this Agreement, the Notes and the Loan Documents, including but not limited to that authorizing the execution, delivery and performance of this Agreement, the Notes and the Loan Documents, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect as of the date thereof.

          (d) Incumbency Certificates. The Agent shall have received with an executed counterpart for each Bank, a certificate of the Secretary or Assistant Secretary of the Borrowers, dated the Closing Date, as to the names, true signatures and incumbency of its officer or officers authorized to execute and executing this Agreement, the Notes and the Loan Documents together with evidence satisfactory to the Agent and the Banks in their reasonable discretion of the incumbency of such Secretary or Assistant Secretary. The Agent and the Banks may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Banks.

          (e) Insurance. The Agent shall have received, with a copy for each Bank, a certificate from a Person satisfactory to the Agent and the Banks in their reasonable discretion, dated a date satisfactory to the Agent and the Banks in their reasonable discretion, that the insurance policies required by this Agreement and the Loan Documents have been obtained and are in full force and effect.

          (f) Environmental Matters. The Agent shall have received, with a copy for each Bank, such information with respect to environmental matters relating to any properties owned or operated or previously owner operated by the Borrowers and their Subsidiaries, which the Agent or any Bank may have requested, and all such materials shall have been found to be satisfactory in form and substance to the Agent and the Banks.

          (g) Authorizations and Filings; Litigation. All authorizations, consents, approvals, licenses, exemptions or other actions by, and all registrations, qualifications, designations, declarations or filings with, all Official Bodies necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof shall have been obtained and shall be in full force and effect. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Official Body shall be pending or threatened, and no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with the transactions contemplated by this Agreement, the Notes or any Loan Document or any of the transactions contemplated hereby or thereby which might reasonably be expected to have a material adverse effect on (i) the transactions contemplated by this Agreement, the Notes or any Loan Document, or (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrowers or the ability of the Borrowers to perform their obligations under this Agreement, the Notes or any Loan Document. The Agent shall have received, with an executed counterpart for each Bank, a certificate of a duly authorized officer of the Borrowers as to the matters set forth in this Section 5.01(g); provided, however, that such officer's certification as to any threatened suit, action, investigation, inquiry or other proceeding may be limited to such officer's knowledge after due inquiry.

          (h) No Material Adverse Change. No material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of the Borrowers or their Subsidiaries or in the business, operations, condition (financial or otherwise) or prospects of the Borrowers or their Subsidiaries since June 30, 1998, and the Agent shall have received, with an executed counterpart for each Bank, a certificate of a duly authorized officer of the Borrowers to such effect. For purposes of this Section 5.01(h), no change which shall have occurred in the business, operations or condition (financial or otherwise) of the Borrowers or their Subsidiaries shall be deemed to be "materially adverse", unless such change, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          (i) Legal Opinion of Counsel to the Borrowers. The Agent shall have received, with an executed counterpart for each Bank, an opinion of McQuaide, Blasko, Schwartz, Fleming & Faulkner, counsel to the Borrowers, dated the Closing Date, substantially in the form attached hereto as
     Exhibit I.

          (j) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes and the Loan Documents shall have been reviewed and found to be satisfactory in form and substance to the Agent and the Banks in their reasonable discretion, and the Agent and the Banks shall have received all such other counterpart original or certified or other copies of all such other documents and instruments in connection with such transactions as the Agent or any Bank reasonably shall have requested.

          (k) Facility Fee; Compensation. Each Bank shall have received from the Borrowers all fees and other compensation (including, without limitation, all attorneys' fees and out-of pocket expenses incurred by Agent) required to the Agent or any Bank pursuant to the Commitment Letter, this Agreement, the Notes or any Loan Document on or prior to the Closing Date shall have been paid by the Borrowers.

          5.02. Conditions to Loans and to Letters of Credit. The obligations of the Banks to make any Loans hereunder (including, without limitation, on the Closing Date) and of the Issuing Bank to issue a Letter of Credit, are subject to the satisfaction of the following further conditions precedent as of the date such Loans are requested to be made or such Letter of Credit is requested to be issued, and as of the date each such Loan is made or such Letter of Credit is issued:

          (a) Representations and Warranties. Each of the representations and warrant by the Borrowers in or pursuant to this Agreement, the Notes or any Loan Document shall have been true and correct in all material respects on and as of the date hereof or thereof or on and as of the date made, as the case may be, and shall be true and correct in all material respects on and as of each such date with the same effect as though made on and as of each such date.

          (b) Performance of Obligations. The Borrowers shall have performed all their obligations required to be performed hereunder and under the Notes and the Loan Documents on or before each such date.

          (c) No Default. No Event of Default or Potential Default shall have occurred and be continuing or shall exist on each such date or shall occur or exist after giving effect to the Loans requested to be made or a Letter of Credit requested to be issued on each such date.

          (d) Limitations on Availability of Commitments. The Borrowers shall be in compliance with the covenants and conditions set forth in Section 2.01, 2.04 or 3.01, as applicable.

Any request by the Borrowers for any Loan hereunder or for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers that the conditions precedent described in this Section 5.02 have been satisfied on and as of the date of such request. Failure of the Agent to receive notice from the Borrowers to the contrary before any Loan is made or a Letter of Credit is issued shall constitute a further representation and warranty by the Borrowers that the conditions precedent described in this
Section 5.02 have been satisfied on and as of the date of such Loan or the issuance of a Letter of Credit.

                                   Article VI
                             Affirmative Covenants

          The Borrowers covenant to each Bank as follows:

          6.01.  Reporting and Information Requirements.

          (a) Annual Audit Reports. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrowers, commencing with the fiscal year ending June 30, 1999, the Borrowers shall furnish to the Agent, with a copy for each Bank, consolidated statements of income, retained earnings and cash flow of the Borrowers and their consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be audited and certified by independent certified public accountants of recognized standing selected by the Borrowers and satisfactory to the Agent and the Banks in their reasonable discretion. The certificate or report of such accountants shall be free of exceptions or qualifications not acceptable to the Agent or the Banks in their reasonable discretion, a copy of such certificate or report shall be addressed to the Agent and the Banks and signed by such independent public accountants, and such certificate or report shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly the financial position of the Borrowers as of the end of such fiscal year and the results of its operations and its cash flow for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

          (b) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the close of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending June 30, 1999, the Borrowers shall furnish to the Agent, with a copy for each Bank, unaudited consolidated statements of income, retained earnings and cash flow for the Borrowers and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year, and certified by the President, Treasurer or Chief Financial Officer of the Borrowers as presenting fairly the financial position of the Borrowers and their consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flow for such fiscal quarter, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks, subject to year-end audit adjustments.

          (c) Accountants' Certificate. Each set of statements and balance sheet delivered pursuant to Section 6.01(a) shall be accompanied by a certificate or report, dated the Relevant Date, of the accountants who certified such statements and balance sheet, stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or, if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

          (d)  Officer's Compliance Certificates.  On or before the forty-fifth
(45th) day following the last day of each fiscal quarter, the Borrowers shall deliver to the Agent, with a copy for each Bank, a certificate, in the form attached hereto as Exhibit J, dated as of the Relevant Date, signed on behalf of the Borrowers by their President, Treasurer or Chief Financial Officer, (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or, if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers and (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Section 7.01 and (iii) stating that the signer personally has reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate (such signer to have no personal liability on account of such certificate in the absence of gross negligence or willful misconduct).

          (e) Annual Budget. As soon as practicable, and in any event within ninety (90) days after the start of each fiscal year, the Borrowers shall deliver to the Banks an annual budget for the Borrowers and their consolidated Subsidiaries, which shall include monthly projections of profit and loss statements, balance sheets and cash flow reports (prepared on an annual basis) for the then current fiscal year (including projections as to capital expenditures), together with a statement of the assumptions and estimates upon which such projections are based. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, are consistent with this Agreement and the Loan Documents, and represent the Borrowers' best judgment as to such matters.

          (f) Other Reports and Information. Promptly upon their becoming available, the Borrowers shall deliver to the Agent, with a copy for each Bank, a copy of (i) all regular or special reports or effective registration statements which the Borrowers shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrowers to its stockholders, debtholders or the financial community in general, and (iii) any reports (including, without limitation, management letters) submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit of the Borrowers.

          (g) Further Information. The Borrowers promptly will furnish to the Agent, with a copy for each Bank, such other information and in such form as the Agent or any Bank reasonably may request.

          (h) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, the Borrowers shall give the Agent notice thereof, together with a written statement of the President, Treasurer or Chief Financial Officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers.

          (i) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Borrowers shall give the Agent notice of any material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or in the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          (j) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Borrower shall give the Agent notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower which, if adversely decided, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Notes or any Loan Document.

          (k) Notice of Other Material Defaults. Promptly upon becoming aware of any material default by any Borrower or any Subsidiary under any agreement or instrument to which any Borrower or any Subsidiary or by which any Borrower, any Subsidiary or any of their properties are or may be bound, the Borrowers shall give the Agent notice thereof, together with a written statement of the President, Treasurer or Chief Financial Officer of the Borrowers setting forth the details thereof, if such agreement or instrument or the consequences of such default would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          (l) Notice of Pension-Related Events. Promptly after the Borrowers, any Controlled Group Member or any administrator of a Plan:

           (i)  receives the notification referred to in subsection (i), (iv) or
     (vii) of Section 8.01(f);

           (ii) has knowledge of (A) the occurrence of a Reportable Event with respect to a Plan, and within seven (7) days thereafter if the Reportable Event is a failure to meet the minimum funding requirement with respect to a Plan, including failure to pay any contribution when due, and the total unpaid balance of contributions due to such Plan exceeds $1,000,000; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 8.01(f); (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 8.01(f);
     (D) any action which has been taken in furtherance of, any agreement which has been entered into for or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of Section 8.01(f); (E) any action to amend a Plan which requires security to be provided to the Plan pursuant to
     Section 401(a)(29) of the Code or Section 307 of ERISA or (F) any failure to pay the PBGC premium with respect to a Plan when due; or

           (iii) files (A) any notice or application with a participant in a Plan, the Internal Revenue Service or the PBGC in connection with the termination of a Plan; (B) a request with the Internal Revenue Service pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or (C) a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan;

the Borrowers will furnish to the Agent (i) a copy of any notice received, request or petition filed and agreement entered into; (ii) the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; (iii) the most recent actuarial report for the Plan; (iv) any notice, return or materials required to be filed with the Internal Revenue Service, the PBGC or Plan participants and beneficiaries in connection with the event, action or filing; and (v) a written statement of the President, Treasurer or chief financial officer of the Borrower describing the event or the action taken and the reasons therefor.

          (m) Visitation. The Borrowers shall permit such Persons as the Agent or any Bank may designate to visit and inspect any of the properties of the Borrowers and of any Subsidiary, to examine their books and records and to take copies and extracts therefrom and to discuss their affairs with their officers and employees and independent accountants, engineers, consultants and contractors (each of whom is hereby authorized to discuss with the Agent or any Bank the affairs of the Borrowers and of any Subsidiary) at such times and as often as the Agent or any Bank reasonably may request.

          (n)  Environmental Matters.

          (i) On the date hereof and within ninety (90) days following the close of each year, commencing with the fiscal year ending June 30, 1999, the Borrowers shall deliver to the Agent, with a copy for each Bank, a certificate, signed on behalf of the Borrowers by a duly authorized officer, stating that,
(A) as of the date thereof, the Borrowers and their Subsidiaries are in compliance with all applicable environmental protection and pollution control Laws and hazardous waste and toxic substances management, handling and disposal Laws, except for violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the Borrowers' or their Subsidiaries' ability to perform their respective obligations under this Agreement, the Notes or any Loan Document, or, (B) if the Borrowers and their Subsidiaries are not so in compliance, specifying in detail the nature and period of existence of such noncompliance and any action taken or contemplated to be taken by any Borrower or any Subsidiary with respect to such noncompliance.

          (ii) Promptly upon becoming aware of the occurrence or existence of any material environmental event, circumstance or condition relating to any of the Borrowers' or Subsidiaries' properties, the Borrowers shall give the Agent notice thereof and shall deliver to the Agent, with a copy for each Bank, a written description of such event, circumstance or condition, specifying in detail the nature and period of existence thereof and any action taken or contemplated to be taken by any Borrower or any Subsidiary with respect thereto.

          (iii) Without limitation of Section 6.01(n)(i), upon receipt by the Agent of a notice pursuant to Section 6.01(n)(i)(B), or upon the occurrence of an Event of Default, the Agent or any Bank shall have the right to designate such Persons ("Site Reviewers") as the Agent or any Bank may elect, to visit and inspect any of the properties of the Borrowers or their Subsidiaries and to perform such reasonable environmental site investigations and assessments ("Site Assessments") on their properties for the purpose of determining whether there exists on their properties any environmental condition which could result in any liability, cost or expense to the owner or occupier thereof relating to Hazardous Substances or any other environmental condition which could materially adversely affect the business, operations, condition, financial or otherwise or prospects of the Borrowers or their Subsidiaries or on the Borrowers' or their Subsidiaries' ability to perform their respective obligations under this Agreement, the Notes or any Loan Document. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances and such other tests as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. The Borrowers shall, and shall cause each Subsidiary to, supply to the Site Reviewers such historical and operational information, including the results of all samples sent for analysis, correspondence with Official Bodies and previous environmental audits or environmental reviews regarding its properties as are within its possession, custody or control, or which are reasonably available to it and which reasonably may be requested by the Site Reviewers to facilitate the Site Assessments, and will make available for meetings with the Site Reviewers appropriate Personnel employed by any Borrower or any of its Subsidiaries having knowledge of such matters. The cost of performing all Site Assessments shall be paid by the Borrowers upon demand by the Agent.

          (iv) At such other times and as often as the Agent or any Bank reasonably may request, the Borrowers will, and shall cause each Subsidiary to, make available at its offices to the Agent or such Bank or its designees such historical and operational information including the results of all samples sent for analysis, correspondence with Official Bodies and environmental reviews regarding its properties as are in its possession, custody or control, or which are reasonably available to it and which reasonably may be requested by the Agent, any Bank or its designees, and will make available for meetings with the Agent, such Bank or such designees appropriate Personnel employed by any Borrower or any of its Subsidiaries having knowledge of such matters.

          (o) Information Package. Upon the reasonable request of the Agent or the Banks, the Borrowers shall, and shall cause each Subsidiary to, deliver to the Agent and each Bank an information package containing relevant information about the Borrowers , and such other information as the Agent or the Banks reasonably may request, which information package shall be in form and substance satisfactory to the Agent and the Banks in their reasonable discretion. The Borrowers hereby expressly authorize the Agent and each Bank to distribute such package (and any and all other information and materials respecting the Borrowers or their Subsidiaries) as from time to time delivered to or in the possession of the Agent or such Bank to any Bank or Participant or prospective Bank or Participant; provided, however, that, prior to delivering any such information package or other information or materials, the Agent or such Bank, as the case may be, shall consult with the Borrowers (it being expressly understood that the Agent shall not distribute any information package provided by the Borrowers pursuant to this Section 6.01(o) without the prior written consent of the Borrowers; it being further understood, however, that the Borrowers' consent to delivery of any other information or materials shall not be required), and provided, further, that the Agent or such Bank first shall cause the Bank or Participant or prospective Bank or Participant receiving such information package or other information or materials to execute and deliver to the Agent or such Bank such confidentiality agreement or agreements as the Borrowers may reasonably request (unless such Bank or Participant or prospective Bank or Participant previously has signed such an agreement). Neither the Agent nor any Bank shall be liable to the Borrowers, any Subsidiary, nor to any other Person for any breach of any such confidentiality agreement or agreements by any other Bank or any Participant or any prospective Bank or Participant to whom it may have delivered such information package or other information or materials.

          6.02. Preservation of Existence and Franchises. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          6.03. Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance against fire, flood, casualty and such other hazards as may be reasonably acceptable to the Agent in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Agent. The policies of all such casualty insurance shall contain standard Bank's Loss

Payable Clauses issued in favor of the Agent under which all losses thereunder shall be paid to the Agent as the Agent's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Agent and shall insure the Agent notwithstanding the act or neglect of the insured. In the event any Borrower or any Subsidiary fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Agent may do so for any Borrower or any Subsidiary but the Borrowers shall continue to be liable for the cost of such insurance. The Borrowers hereby appoint the Agent as their attorney-in-fact, exercisable at the Agent's option, to endorse any check which may be payable to either Borrower or any Subsidiary in order to collect the proceeds of such insurance. Any and all amount or amounts received or collected by the Agent pursuant to the provisions of this paragraph, in excess of $100,000 per year in the aggregate, may be applied by the Agent to any obligations or to repair, reconstruct or replace the loss of or damage to property as the Agent in its sole judgment may from time to time determine. Each Borrower shall, and shall cause each of its Subsidiaries to, furnish to the Agent from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may request, and provide such other insurance and endorsements as are required by this Agreement, the Notes and the other Loan Documents.

          6.04.  Maintenance of Properties.

          (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear alone excepted, the properties now or hereafter owned, leased or otherwise possessed by it which are material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or to the ability of the Borrowers and the Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto which shall be reasonable, necessary and consistent with sound business judgment so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          (b) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in full force and effect all patents, patent applications, trademarks, service marks and applications therefor, trade names, copyrights and all other intellectual property rights now or hereafter owned, or otherwise possessed by it which are material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          6.05. Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities. Each Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property;

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Liens) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of any Borrower or any of its Subsidiaries in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving any Borrower or any of its Subsidiaries; and

          (d) all other current liabilities so that none is overdue more than forty-five (45) days;

provided, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, neither the Borrowers nor any Subsidiary need pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or any Subsidiary or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          6.06. Financial Accounting Practices. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) make and keep books, records an accounts which, in reasonable detail, accurately and fairly reflect its material transactions and dispositions of its material assets and (b) maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) material transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for material assets, (c) access to material assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          6.07. Compliance with Laws. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to ERISA, the Code and any applicable tax Law, product safety Law, occupational safety or health Law, environmental protection or pollution control Law, Hazardous Substances management, handling or disposal Law) in all respects (including but not limited to compliance in respect of products that it manufactures, processes or sells or services it performs, conduct of its business or use, maintenance or operation of real and personal properties owned or possessed by it), provided that neither the Borrowers nor any Subsidiary shall be deemed to be in violation of this Section 6.07 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, singly or in the aggregate, would reasonably be expected to materially adversely affect the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or the Loan Documents.

          6.08. Use of Proceeds. Each Borrower shall, and shall cause each of its Subsidiaries to, use the proceeds of all Loans and Letters of Credit hereunder only as set forth in Section 4.25.

          6.09. Government Authorizations, etc. Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof.

          6.10. Contracts. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all agreements or instruments to which it is a party or by which it or any of its properties

(now owned or hereafter acquired) may be subject or bound, provided that neither the Borrowers nor any Subsidiary shall be deemed to be in violation of this
Section 6.10 as a result of any failure to comply which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

          6.11.  Environmental Matters.

          (a) Hazardous Substances. Each Borrower shall, and shall cause each of its Subsidiaries to, use its best efforts to prevent the deposit, emission, discharge or release of any Hazardous Substances or residual wastes on the properties owned or operated by it, unless such deposit, emission, discharge or release is authorized by, and in full compliance with applicable Law (including by the giving of all necessary financial assurances). Each Borrower shall, and shall cause each of its Subsidiaries to, use its best efforts to handle, store, transport and dispose of all Hazardous Substances or residual wastes generated on properties owned or operated by it in compliance with all applicable Laws now or hereafter enacted, and shall use its best efforts promptly to clean up any accidental deposit, emission, discharge or release of Hazardous Substances, pollutants or contaminants from or on any of the properties owned or operated by it in accordance with applicable Law. Each Borrower shall, and shall cause each of its Subsidiaries to, pay, collect or remit, as appropriate, in a timely manner, all fees, taxes or other impositions imposed by any Official Body as a result of the handling, storage, collection, treatment or disposal of solid wastes or Hazardous Substances on any of the properties owned or operated by it.

          (b) Financial Assurances. Each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain and keep in effect appropriate financial assurances, bonds or other financial security or liability insurance required by any Official Body to be kept as conditions of any permits, licenses, authorizations or other approvals necessary: to permit any Borrower or any Subsidiary to operate pollution control equipment; to close facilities which handled, stored, treated or disposed of Hazardous Substances or residual wastes and to provide for post-closure care of the same; to undertake any cleanup or remediation of areas on any of the properties owned or operated by it in or on which Hazardous Substances or residual wastes were or are generated, handled, stored, treated or disposed of; or otherwise required by any Official Body as a condition of any Borrowers' or any Subsidiary's operation of all or any part of the properties owned or operated by it.

          (c) Indemnification. The Borrowers hereby agree to indemnify and hold the Agent and the Banks harmless from and against any and all liability, loss or damage which the Agent or any Bank may or might incur under the Loan Documents arising from or relating to the existence of Hazardous Substances or residual wastes on the Borrowers' or any Subsidiaries' properties.

          6.12  Matters Concerning Acquisitions, Mergers and Investments.

          (a) Consolidation of Financial Information. To the extent that a transaction allowed pursuant to Section 7.08 or 7.09 hereof results in the formation and continued existence of a Subsidiary of any Borrower, (a) the consolidated financial statements required by Section 6.01 hereof shall include such Subsidiary, and (b) the financial covenants set forth in Section 7.01 shall be measured on a consolidated basis including such Subsidiary.

          (b) Calculation of EBITDA. Prior to the closing of a proposed transaction which would be allowed pursuant to Section 7.08 or 7.09 hereof, and so long as no Event of Default or Potential Default exists, for purposes of measuring the financial covenant set forth in Section 7.01(a) and calculating the Applicable Margin in Section 2.05(a), the Borrowers may include in their calculation of EBITDA the financial performance figures of the Person to be acquired under the following circumstances:

               (i) If the Borrowers can demonstrate pro forma compliance with all of the financial covenants set forth in Section 7.01 hereof, which, solely for these purposes, shall be calculated by using (x) EBITDA of the Borrowers and their consolidated Subsidiaries for the prior four fiscal quarters, (y) the projected Funded Indebtedness after giving effect to the proposed transaction, and (z) the maximum permitted Funded Indebtedness to EBITDA Ratio as of the date of the proposed transaction; or

               (ii) If the Borrowers can demonstrate pro forma compliance with all of the financial covenants set forth in Section 7.01 hereof, which, solely for these purposes, shall be calculated by using (x) EBITDA of the Borrowers and their consolidated Subsidiaries for the prior four fiscal quarters adjusted by adding in on a pro forma basis for the same period the EBITDA of the Person to be acquired, (y) the projected Funded Indebtedness after giving effect to the proposed transaction, and (z) the maximum permitted Funded Indebtedness to EBITDA Ratio as of the date of the proposed transaction, but only if each of the Banks consent.

Each of the Banks shall receive from the Borrowers a written request for approval of a proposed calculation of EBITDA under this Section 6.12, such request to be accompanied by a pro forma compliance certificate in the form required by Section 6.01(d) hereof, a copy of the resolutions of the Person to be acquired which resolutions approve the proposed transaction, and such other documents which the Banks may reasonably request. The Banks shall use their best efforts to respond to the Borrowers' request seven (7) Business Days after their receipt of the certification, resolutions and all other documents which the Banks may have requested.

          (c) Delivery of Guaranty. To the extent that a transaction allowed pursuant to Section 7.08 or 7.09 hereof results in the formation and continued existence of a Subsidiary of any Borrower, within ten (10) Business Days of the closing of such transaction, such Borrower shall deliver to the Agent a Guaranty fully executed by such newly formed Subsidiary in favor of all of the Banks.

                                  Article VII
                               Negative Covenants

          The Borrowers covenant to each Bank as follows:

          7.01.  Financial Covenants.

          (a) Funded Indebtedness to EBITDA Ratio. As of the last day of each fiscal quarter, the Funded Indebtedness to EBITDA Ratio, as measured on a rolling four quarter basis of the four most recent quarters, shall not exceed 3.00:1.00.

          (b) Minimum Net Income. Net Income shall not be less than $500,000 as measured on a rolling four quarter basis of the four most recent quarters. For purposes of this covenant only, Net Income shall exclude (i) the impact of discontinued operations in Fremont, CA, (ii) the impact of benefit from possible tax refunds due to operating loss, and (ii) any gain realized from the sale proceeds of the Reedsville facility.

          (c) Current Ratio. As of the last day of each fiscal quarter, the Current Ratio shall not at any time be less than 1.25:1.00.

          7.02. Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for the following ("Permitted Liens"):

          (a)  Liens existing on the date hereof and listed in Schedule 7.02;

          (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.05 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 6.05;

          (c) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

          (d) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings; and

          (e) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not, singly or in the aggregate, materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrowers or their Subsidiaries.

          (f) Liens (whether or not assumed) existing on property at the time of purchase thereof by any Borrower or any of its Subsidiaries or to secure payment of the purchase price thereof, provided, that:

               (i) such Lien is created before or substantially simultaneously with the purchase of such property in the ordinary course of business by any Borrower or any of its Subsidiaries;

               (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;

               (iii) the aggregate amount secured by all such Liens on any particular property at the time purchased by any Borrower or any of its Subsidiaries, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed);

               (iv) the obligation secured by such Lien is Indebtedness permitted under Section 7.03(d); and

               (v) the total Indebtedness secured by such Liens shall not exceed $1,500,000 in the aggregate on a per annum basis.

          7.03. Indebtedness. Each Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness under this Agreement, the Notes or any Loan
     Document;

          (b) Indebtedness appearing on the Borrowers' financial statements dated as June 30, 1998 (excluding the debts to be satisfied or refinanced under this Agreement) and listed in Schedule 7.03;

          (c) Current accounts payable now existing or hereafter arising out of transactions (other than borrowings) in the ordinary course of business of the Borrowers and their Subsidiaries; and

          (d) Purchase money indebtedness and Capitalized Lease Obligations of the Borrowers and their Subsidiaries in an amount not to exceed $1,500,000 in the aggregate on a per annum basis.

          7.04. Guarantees and Similar Liabilities. Each Borrower shall not, and shall not permit any of its Subsidiaries to, at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree, become or remain liable upon or with respect to any Indirect Guarantee, except:

          (a) Obligations under or in respect of this Agreement, the Notes and the Loan Documents;

          (b) Guarantees and contingent liabilities existing on the date hereof and listed in Schedule 7.04;

          (d) Obligations to pay the purchase price of goods or services on usual and customary terms in the ordinary course of business;

          (e) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (f) Indemnities of the liabilities of directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable law.

          7.05. Loans and Investments. Each Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

          (a)  Loans and investments existing on the date hereof and listed in
     Schedule 7.05;

          (b) Trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

          (c) Advances to employees of any Borrower or any of its Subsidiaries to allow such employees to meet expenses incurred by such employees in the ordinary course of business or advances to employees or prospective employees of any Borrower or any of its Subsidiaries for the purpose of attracting or recruiting such employees or prospective employees, provided that the aggregate amount of all advances pursuant to this Section 7.05(c) shall not exceed $200,000 at any time outstanding;

          (d) Demand deposits, time deposits or certificates of deposit in United States commercial banks having shareholders' equity of at least $100,000,000 and maturing not in excess of one year from the date of acquisition;

          (e) Obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, commercial paper maturing not in excess of 180 days from the date of acquisition and rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition;

          (f) Notes or securities received in good faith settlement of loans or investments described in this Section 7.05, if such loan or investment was not made in the expectation of such settlement; and

          (g)  Investments allowed under Section 7.08 hereof.

          7.06. Distributions to Shareholders. Except with the prior written approval of all of the Banks, each Borrower shall not, and shall not permit any of its Subsidiaries to, declare, make, pay or set apart assets for a fund to pay, or agree, become or remain liable to make or pay, or set apart assets for a fund to pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of, or in respect of, any shares of the capital stock of the Borrowers or their Subsidiaries or for or on account of the purchase, redemption, defeasance, retirement or acquisition of any shares of any class of the capital stock (or warrants, options or rights therefor) of the Borrowers or their Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or their Subsidiaries, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any equity interest in the Borrowers or their Subsidiaries from any Person; provided, however, that

          (a) the Borrowers and their Subsidiaries may declare, make and pay dividends or distributions on account of their capital stock or on account of the purchase, redemption, retirement or acquisition of such capital stock if such dividend or distribution is payable solely in shares of capital stock (or warrants, options or rights therefor) of the Borrowers or their Subsidiaries, so long as no Event of Default or Potential Default exists;

          (b) any Subsidiary of the Borrowers may declare, make and pay dividends or distributions on account of its capital stock to a Borrower so long as such payments do not exceed the Net Income of such Subsidiary and no Event of Default or Potential Default exists; and

          (c) C-Cor may purchase its own capital stock, so long as such purchases do not exceed $1,000,000 in the aggregate at all times and so long as no Event of Default or Potential Default exists.

          7.07. Sale-Leasebacks. Each Borrower shall not, and shall not permit any of its Subsidiaries to, at any time enter into or suffer to remain in effect any transaction involving the sale, transfer or other disposition by any Borrower or any of their Subsidiaries of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.; provided, that the Borrowers may enter into sale-leaseback transactions with equipment so long as (a) the cash received in such transaction is greater than or equal to the fair market value of the equipment subject to the sale-leaseback, (b) no Event of Default or Potential Default exists, and (c) such sale-leaseback transactions do not exceed $3,000,000 in the aggregate at all times.

          7.08. Acquisitions; Mergers, Etc.. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of acquisition or merger or consolidation or amalgamation or division, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that the Borrowers may merge with, consolidate with or acquire all or substantially all of the operating assets of a Person, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, so long as:

          (a) The total legal consideration paid by the Borrowers does not exceed $10,000,000 in the aggregate per fiscal year for all such transactions, except for transactions where the sole legal consideration is the Stock of a Borrower;

          (b) The Person is historically profitable based on unadjusted GAAP during the most recent fiscal year, except where the transaction is an investment in cash to acquire less than 50% of the Person's capital stock ("Minority Investment" and "Minority Investments"), in which case the Person must have a positive EBITDA for the twelve months immediately prior to the acquisition, based on unadjusted GAAP;

          (c) The Person must be engaged in a business substantially the same as, or complimentary to, the business conducted and operated by the Borrowers ("substantially" and "complimentary" to be determined by the Agent in its sole discretion);

          (d) Each Borrower, after giving effect to the acquisition, consolidation or merger, is in compliance with the financial covenants set forth in Section 7.01 hereof, on an historical and pro forma basis;

          (e)  No Event of Default or Potential Default exists; and

          (f) C-Cor is the surviving legal entity (except for transactions which are Minority Investments).

          7.09. Dispositions of Assets. Each Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.09 as a "transaction" and any series of related transactions constituting but a single transaction), a substantial part ("substantial" to be determined by Agent, in its sole discretion) of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except in transactions in the ordinary course of business.

          7.10. Transactions with Affiliates. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate except:

          (a) Directors, officers and employees of the Borrowers may render services to the Borrowers for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services;

          (b) The Borrowers may enter into and carry out other transactions with its Affiliates if in the ordinary course of business, pursuant to the reasonable requirements of the Borrowers' business, and upon terms which are fair and reasonable and no less favorable to the Borrowers than would obtain in a comparable arm's-length transaction; and

          (c) This provision shall not apply to transactions between a Borrower, on the one hand, and one or more of its wholly-owned Subsidiaries, on the other hand.

          7.11. Continuation of or Change in Business. Each Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in the business substantially as conducted and operated by the Borrowers and their Subsidiaries during the present and preceding fiscal years of such Persons, and each Borrower will not, and will not permit any of its Subsidiaries to, engage in any other business.

          7.12. Regulation U. Each Borrower shall not, and shall not permit any of its Subsidiaries to, use the proceeds of any Loans hereunder or use a Letter of Credit directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                                  Article VIII
                                    Defaults

          8.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) The Borrowers shall fail to pay when due the principal of or interest on any Note or Letter of Credit Reimbursement Obligation, any fee or any other amount due hereunder or under any Note; or

          (b) Any representation or warranty made by the Borrowers under this Agreement or under any of the Loan Documents or any statement made by the Borrowers in any financial statement, certificate, report, exhibit or document furnished by the Borrowers to the Agent or any Bank pursuant to this Agreement or any Loan Document shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement in light of the circumstances under which it was made, not misleading); or

          (c) The Borrowers shall default in the performance or observance of any covenant contained in Article VI or Article VII hereof or under any Note or Loan Document; or

          (d) (i) Any Subsidiary shall default in the performance or observance of any covenant under its respective Guaranty or shall fail to pay when due any amount due under the Guaranty or any other Loan Document; (ii) any representation or warranty made by any Subsidiary under its Guaranty shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement in light of the circumstances under which it was made, not misleading); or

          (e) Any Borrower or any of its Subsidiaries (i) shall default (as principal or as guarantor or other surety) in any payment of any obligation (or set of related obligations) in respect of Indebtedness owing to the Agent or any other Indebtedness in excess of $100,000 in aggregate amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; provided that if an event or condition described in subsection (i) or (ii) of this Section 8.01(e) would have occurred or existed but for the grant of a waiver or similar indulgence to any Borrower or any of its Subsidiaries, no such waiver or indulgence shall be deemed to exist if any Borrower or any of its Subsidiaries pays or agrees to pay any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral); or

          (f) If any Bank shall make a determination that the potential liabilities associated with the events set forth in subsections (i) through
     (ix) below, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or on the ability of any Borrower or any of its Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document:

               (i) The PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan; or

               (ii) Any action is taken to terminate a Plan pursuant to its provisions or the plan administrator files with the PBGC any notice in connection with the termination of a Plan in accordance with Section 4041 of ERISA; or

               (iii) Any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or

               (iv) A return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under
          Section 412 of the Code; or

               (v) A Reportable Event occurs with respect to a Plan other than a Reportable Event described in 29 C.F.R. Part 2615.13 or 2615.19 that occurs solely as a result of an amendment to or merger of a Plan made solely for the purpose of complying with the Tax Reform Act of 1986, as amended, provided that the representations in Section 4.10 continue to be true immediately after such amendment or merger becomes effective; or

               (vi) Any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

               (vii) Any Borrower or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under
          Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

               (viii) The assets of any Borrower or any Controlled Group Member are encumbered as a result of security provided to a Plan pursuant to
          Section 412 of the Code or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA as a result of a Plan amendment; or

               (ix) Any Borrower or a Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than thirty (30) days thereafter; or

          (g) One or more judgments for the payment of money shall have been entered against a Borrower or any of its Subsidiaries, which judgment or judgments exceed $100,000 in the aggregate, and such judgment or judgments shall have become final and nonappealable or shall have remained undischarged and unstayed for a period of thirty consecutive days; or

          (h) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against a Borrower or any of its properties which shall have remained undischarged and unstayed for a period of thirty consecutive days; or

          (i) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, the Notes or any Loan Document or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Notes or any Loan Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Agent or any Bank shall have determined in good faith (which determination shall be conclusive) that such event or occurrence would reasonably be expected to have a material adverse effect on the Agent's or any Bank's rights under this Agreement, any Note or any Loan Document; or

          (j) If any Bank shall have determined in good faith that a material adverse change has occurred in the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or that the prospect of payment or of performance of any material covenant, agreement or duty under this Agreement, the Notes or any Loan Document is impaired in any material respect and, in the judgment of the Agent or any Bank, is not reasonably capable of being cured within a reasonable period of time; or

          (k) A proceeding shall have been instituted in respect of any Borrower or any Subsidiary:

               (i) seeking to have an order for relief entered in respect of such Person or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

               (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

          (l) Any Borrower or any of its Subsidiaries shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 8.01(k)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 8.01(k)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

          8.02.  Consequences of an Event of Default.

          (a) If an Event of Default specified in subsections (a) through (j) of Section 8.01 shall occur and be continuing or shall exist the Banks shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue a Letter of Credit hereunder, the Banks may terminate the Commitments, and the Agent may, and, upon the written request of the Required Banks, shall, declare the unpaid principal amount of the Notes, all Letter of Credit Reimbursement Obligations, interest accrued thereon and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          (b)  If an Event of Default specified in subsection (k) or (l) of
Section 8.01 hereof shall occur or exist, the Banks shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue a Letter of Credit hereunder, the Commitments automatically shall be terminated, and the unpaid principal amount of the Notes, all Letter of Credit Reimbursement Obligations, interest accrued thereon and all other amounts owing by the Borrowers hereunder or under the Notes shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          8.03. Set-Off. If the unpaid principal amount of any Note or Letter of Credit Reimbursement Obligation, interest accrued thereon or other amount owing by the Borrowers hereunder or under any Note shall have become due and payable (by acceleration or otherwise), the Banks and any branch, subsidiary or affiliate of such Banks anywhere in the world each shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrowers by such Bank or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers with such Bank or such branch, subsidiary or affiliate. Such right shall exist whether or not any such Bank shall have given notice or made any demand hereunder or under any Note, whether or not such debt owing to or funds held for the account of the Borrowers is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Banks. Such right shall exist regardless of the currency in which is expressed such debt owing to or such funds held for the account of the Borrowers, and if such a debt is or such funds are expressed in a currency (the "Set-off Currency") other than the currency payable hereunder (the "Contractual Currency"), for purposes of effecting set-off the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank or such branch, subsidiary or affiliate could purchase the Contractual Currency with the Set-off Currency on the Business Day following such set-off. The Borrowers hereby consent to and confirm the foregoing arrangements and confirm each Bank's rights and each such branch's, subsidiary's and affiliate's rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank's rights or any such branch's, subsidiary's or affiliate's rights of banker's lien or set-off.

          8.04. Equalization Among Banks and Participants. The Banks and the Participants hereby agree among themselves that, with respect to all amounts received by the Bank or any such Participant for application on any obligation hereunder or under the Notes or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such Participants in proportion to their interests in payments under the Notes. The Bank or any such Participant receiving any such amount shall purchase for cash from the Banks and the other Participants, as the case may be, an interest therein or in such Participant's participation in the Notes, as the case may be, in such amount as shall result in a ratable participation by the Banks and each such Participant in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or Participant or the Participant making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Bank or Participant making such purchase.

                                   Article IX
                                   The Agent

          9.01. Appointment; Administrative Fee. The Banks hereby appoint Mellon Bank, N.A. to act as Agent as herein specified for the Banks hereunder and under the Loan Documents. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as Agent on behalf of the Banks to the extent provided in this Agreement and the Loan Documents.

          9.02. Delegation of Duties. The Agent may perform any of its duties hereunder or under the Loan Documents by or through agents or employees. The Agent may consult with legal counsel (including counsel for the Borrowers), independent public accountants and any other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

          9.03. Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement, any Note or any Loan Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement, any Note or any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement, the Notes or any Loan Document except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrowers in connection with this Agreement, the Notes and the Loan Documents; and (c) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information except as otherwise provided herein, whether coming into its possession before the making of any Loans or the issuance of a Letter of Credit hereunder or at any time or times thereafter.

          9.04. Actions in Discretion of Agent; Instructions from Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion herein or in the Loan Documents. In the absence of a request by the Required Banks, the Agent shall have authority pursuant to Section 10.03, in its sole discretion, to take or not to take any such action, unless this Agreement or any Loan Document specifically requires the consent of the Required Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or, in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 9.05(b).

          9.05.  Exculpatory Provisions.

          (a) Liability of Agent. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under the Notes or any Loan Document or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder or thereunder on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the

Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement, the Notes or any Loan Document, or for any recital, representation, warranty, document, certificate, report or statement herein or therein or made or furnished under or in connection with this Agreement, the Notes or any Loan Document, or (ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers, or the financial condition of the Borrowers, or the existence or possible existence of any Event of Default or Potential Default.

          (b) Notice of Default. The Agent shall be under no obligation to any of the Banks to ascertain the existence or possible existence of any Event of Default or Potential Default and shall not be deemed to have knowledge of the occurrence of an Event of Default or Potential Default unless a required payment by the Borrowers to the Agent has not been made or the Agent has received notice from a Bank or the Borrowers specifying such Event of Default or Potential Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default or Potential Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 10.03) take such action with respect to such Event of Default or Potential Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interests of the Banks.

          9.06. Reimbursement and Indemnification. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in proportion to its Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Notes or any Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Agent's gross negligence or willful misconduct.

          9.07. Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Agent. Subject to Section 9.05(b), the Agent shall be fully justified in failing or refusing to take any action hereunder unless it first shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          9.08. Mellon Bank, N.A. in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Notes and Letter of Credit Reimbursement Obligations held by it, Mellon Bank, N.A. shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks", "holders of Notes" or "holders of Letter of Credit Reimbursement Obligations" shall, unless the context hereof otherwise indicates, include Mellon Bank, N.A. in its individual capacity. Except as otherwise provided herein, Mellon Bank, N.A. and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrowers and their respective stockholders and affiliates as though it were not acting as Agent hereunder.

          9.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          9.10.  Successor Agent.

          (a) The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrowers, such resignation to be effective on the date specified therein and, on such date, the resigning Agent automatically shall be discharged from its duties under this Agreement and the Loan Documents without requirement of any further action by such resigning Agent. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed, and shall have accepted such appointment, within ten (30) days after such notice of resignation or removal, then the Agent, on behalf of the Banks, may, but shall not be obligated to, appoint a successor Agent which shall be either a Bank or a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the appointment of a successor Agent and the acceptance by such successor Agent of its appointment, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Agent. After any Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement and under the Loan Documents.

          (b) Notwithstanding any other provision of this Agreement, the Notes or any Loan Document to the contrary, neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Section 9.10.

          9.11. Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, Letter of Credit Reimbursement Obligations, fees or other amounts due to the Banks under this Agreement, the Notes or any Loan Document. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Fed Funds Rate.

                                   Article X
                                 Miscellaneous

          10.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes or any Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following

Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

          10.02. Records. The unpaid principal amount of the Notes and Letter of Credit Reimbursement Obligations, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amounts, the duration of such applicability, each Bank's Commitment and Letter of Credit Proportion and accrued and unpaid fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

          10.03. Amendments or Waivers. The Borrowers, the Required Banks and the Agent may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any Loan Document or changing the rights or obligations of the Borrowers, the Banks or the Agent hereunder or thereunder, and the Required Banks, or the Agent with the prior written consent of the Required Banks, may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrowers hereunder or thereunder; provided, however, that any amendment, waiver or consent which would (a) reduce or increase the amount or alter the terms of the Commitment of any Bank or any Bank's obligation to participate in a Letter of Credit or alter the provisions hereof relating to the fees to be paid with respect to any such Commitment or obligation; (b) extend the time for payment of principal of or interest on any Note or the expiration date of a Letter of Credit or otherwise affect the terms of payments of the principal of or interest on any Loan or Letter of Credit Reimbursement Obligation or any other amount payable in respect of the Loans or a Letter of Credit; (c) amend, waive or give consent required by
Section 7.02, 7.03 and 7.08; or (d) amend this Section 10.03 or change the definition of the term "Required Banks", may not occur without the prior written consent of all the Banks; and provided further that any amendment, waiver or consent to any of the provisions of Article III of this Agreement, or which otherwise would affect the rights and duties of the Issuing Bank hereunder, shall require the prior written consent of the Issuing Bank, and any amendment, waiver or consent to any of the provisions of Article IX of this Agreement, or which otherwise would affect the rights and duties of the Agent hereunder, shall require the prior written consent of the Agent. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any waiver or consent relating to any Event of Default or Potential Default hereunder, such Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

          10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent, the Issuing Bank or any Bank in exercising any right, power or privilege under this Agreement, the Notes or any Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent, the Issuing Bank and the Banks under this Agreement, the Notes and the Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent, the Issuing Bank or any Bank otherwise would have.

          10.05.  Notices.  All notices under Sections 2.01, 2.02, 2.04, 2.05,
2.06 or 2.07 shall be sent to the Agent by telex (which shall be effective when received) or by telephone confirmed by telex or first-class mail (which shall be effective when telephoned), in all cases with charges prepaid. All notices under Sections 2.05(a) and (f), and 2.10 shall be sent to the Borrowers by telex (which shall be effective when received), by telephone confirmed by telex or first-class mail (which shall be effective when telephoned) or by first-class or first-class express mail (which shall be effective when received), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement, the Notes or any Loan Document shall be in writing (including telexed communication) unless otherwise expressly provided hereunder or thereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

          10.06.  Expenses; Taxes; Attorneys' Fees.

          (a) The Borrowers agree to pay or cause to be paid and to save the Agent, the Issuing Bank and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel for the Agent, the Issuing Bank and the Banks, incurred by the Agent, the Issuing Bank or the Banks from time to time and (a) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, a Letter of Credit and the Loan Documents, (b) relating to any requested amendments, waivers or consents to this Agreement, the Notes, a Letter of Credit or any Loan Document, (c) arising in connection with the Agent's, the Issuing Bank's or any Bank's enforcement or preservation of rights under this Agreement, the Notes, a Letter of Credit or any Loan Document, including but not limited to such expenses as may be incurred by the Agent, the Issuing Bank or any Bank in the collection of the outstanding Notes and any litigation, proceeding, dispute or so-called "workout" in any way related to the Loans, a Letter of Credit or a Letter of Credit Reimbursement Obligations. The Borrowers hereby agree to indemnify the Agent, the Issuing Bank and the Banks from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to any use or proposed use of the proceeds of any Loans or a Letter of Credit or the Borrowers' entry into and performance of this Agreement, the Notes or any Loan Document (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          (b) The Borrowers further agree to and hereby do indemnify and hold harmless the Agent, the Issuing Bank, the Banks, the Participants and each affiliate and each director, officer, employee and agent of each thereof and the other banks and financial institutions which may be offered to participate in the transactions contemplated by this Agreement, the Notes and the Loan Documents and each affiliate and each director, officer, employee and agent thereof (the "Indemnified Parties") from and against any and all losses, claims, damages, expenses or liabilities to which any thereof may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from a claim made by any third party in respect of the transactions described herein or the financing contemplated hereby (whether or not any Indemnified Party is a party to any action or proceeding out of which any such losses, claims, damages, expenses or liabilities arise), and agrees to reimburse the Indemnified Parties for any reasonable legal or other expenses incurred by any thereof in or in connection with investigating, preparing to defend, defending or otherwise participating in any such claim, action or proceeding related to any such loss, claim, damage or liability, except that the Borrowers shall not be obligated to indemnify, hold harmless or reimburse an Indemnified Party for any such losses, claims, damages, expenses or liabilities to the extent that the same are determined in a final judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Indemnified Party seeking such indemnity. The Agent, the Issuing Bank and the

Banks hereby agree to give the Borrowers prompt written notice of the incurrence of any loss, claim, damage, expense or liability (or the institution of any action, suit or proceeding, including any inquiry or investigation, or claim in respect thereof) which may give rise to an obligation by the Borrowers to indemnify an Indemnified Party pursuant to this paragraph promptly upon becoming aware thereof. The Borrowers hereby agree that the Agent's, the Issuing Bank's or any Bank's failure to give any such notice shall not excuse their performance of their obligations pursuant to this paragraph except to the extent that any such failure shall be determined in a final judgment by a court of competent jurisdiction to have resulted in material prejudice to the Borrowers.

          (c) The Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent, the Issuing Bank or the Banks to be payable in connection with this Agreement, the Notes, a Letter of Credit or any Loan Document, and the Borrowers agree to save the Agent, the Issuing Bank and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

          (d) In the event of termination adversely to a Borrower of any action at law or suit in equity in relation to this Agreement, the Notes, a Letter of Credit or any Loan Document, the Borrowers will pay, in addition to all other sums which the Borrowers may be required to pay, a reasonable sum for attorneys' fees incurred by the Agent, the Issuing Bank or any Bank in connection with such action or suit.

          10.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          10.08. Governing Law. This Agreement, the Notes and the Loan Documents shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

          10.09. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

          10.10. Duration; Survival. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Notes, a Letter of Credit or any Loan Document, any investigation by the Agent, the Issuing Bank or any Bank or the making of any Loan or the issuance of a Letter of Credit hereunder. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder, request the issuance of a Letter of Credit hereunder or so long as any Letter of Credit shall be outstanding, and until payment in full of the Notes, all Letter of Credit Reimbursement Obligations, interest thereon, fees and all other obligations of the Borrowers under this Agreement, the Notes and the Loan Documents. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Agent, the Issuing Bank and the Banks (including, without limitation, obligations arising under Sections 2.10, 3.04 and 10.06 hereof) shall survive the payment in full of the Notes and Letter of Credit Reimbursement Obligations and of all other obligations of the Borrowers hereunder and thereunder.

          10.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          10.12.  Successors and Assigns; Participations; Assignments.

          (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights hereunder without the prior written consent of the Banks, the Issuing Bank and the Agent, and any purported assignment without such consent shall be void. Except to the extent otherwise required by the context of this Agreement, the word "Bank" where used in this Agreement shall mean and include any holder of any Note originally issued to any Bank hereunder or any holder of any Letter of Credit Reimbursement Obligation originally incurred hereunder, and each such holder of a Note or Reimbursement Agreement shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

          (b) Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or Letter of Credit Reimbursement Obligation owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note or Letter of Credit Reimbursement Obligation for all purposes under this Agreement, and the Borrowers, the Issuing Bank and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrowers hereby consent to and confirm the Bank's right without notice to or consent of the Borrowers to create or dispose of participations as contemplated by this Section 10.12(b) and agrees that each Participant shall be entitled to the benefits of Sections 2.04(g), 2.09, 2.10, 3.04(c) and 8.03 with respect to its participation in the Commitments or a Letter of Credit and the Loans, a Letter of Credit and a Letter of Credit Reimbursement Obligations outstanding from time to time.

          (c) Sales to Purchasing Banks. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, subject to the limitations set forth in this paragraph, to one or more additional banks or financial institutions ("Purchasing Banks") all or any portion of its rights and obligations under this Agreement pursuant to a "Commitment Transfer Supplement" (in the form attached hereto as Exhibit K), executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Agent), and delivered to the Agent for its acceptance and recording in any register maintained by the Agent. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (determined pursuant to such Commitment Transfer Supplement), (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with Commitments and obligations to participate in a Letter of Credit as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the Commitment Proportions and Letter of Credit Proportions arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement, the Notes or any Loan Document. On or prior to the Transfer Effective Date, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes payable to the order of such Purchasing Bank in amounts equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Note or Notes payable to the order of the transferor Bank in amounts equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the same dates as the Note or Notes surrendered and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Borrowers marked "SUPERSEDED".

          (d) Agreements of Transferor Bank and Purchasing Bank. By executing and delivering a Commitment Transfer Supplement, the transferor Bank and the Purchasing Bank confirm to and agree with each other and the other parties hereto as follows: (i) other than as expressly provided in such Commitment Transfer Supplement, the transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Notes or any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any Loan Document; (ii) the transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement, the Notes or any Loan Document; (iii) the Purchasing Bank confirms that it has received a copy of this Agreement and the Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (iv) the Purchasing Bank will, independently and without reliance upon the transferor Bank, the Issuing Bank, any other Bank or this Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, the Notes or any Loan Document; (v) the Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement, the Notes and the Loan Documents are required to be performed by it as a Bank; and (vi) the Purchasing Bank agrees that such Commitment Transfer Supplement is taken by it without recourse to the transferor Bank.

          (e) Financial and Other Information. The Borrowers authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrowers which has been or may be delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement, any of the Loan Documents or which has been or may be delivered to such Bank by or on behalf of the Borrowers in connection with such Bank's credit evaluation of the Borrowers prior to becoming a party to this Agreement; provided, however, that prior to delivering any such information to any such Transferee or prospective Transferee, such Bank shall consult with the Borrowers (it being expressly understood, however, that the Borrowers' consent to such delivery shall not be required), and provided, further, that such Bank first shall cause such Transferee or prospective Transferee receiving such information to execute and deliver to such Bank such confidentiality agreement or agreements as the Borrowers reasonably may request (unless such Transferee or prospective Transferee previously has signed such an agreement). Neither the Agent, the Issuing Bank nor any Bank shall be liable to the Borrowers nor to any other Person for any breach of any such confidentiality agreement or agreements by any Transferee or prospective Transferee to whom it may have delivered such information.

          (f) Taxes. If, pursuant to this Section, any interest in this Agreement, any Note or a Letter of Credit is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the Borrowers the transferor Bank and the Agent) that under applicable law and treaties no taxes will be required to be withheld by the Borrowers, the transferor Bank or the Agent with respect to any payments to be made to such Transferee in respect of the Loans or Letter of Credit Reimbursement Obligations, (ii) to furnish to the Borrowers, the transferor Bank and the Agent either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Transferee is entitled to receive payments under this Agreement, the Notes or any Loan Document without deduction or withholding of any United States federal income taxes, (iii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes, and (iv) to agree (for the benefit of the Borrowers, the transferor Bank and the Agent) to provide the Borrowers, the transferor Bank and the Agent, a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring change in the most recent letter and form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, the transferor Bank or the Agent, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under this Agreement, the Notes or any Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Transferee from duly completing and delivering any such letter or form with respect to it and such Transferee advises the Borrowers, the transferor Bank and the Agent that it is not capable of receiving payments without any deduction or withholdings of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          10.13. Personal Liability of Officers. Notwithstanding anything to the contrary set forth herein, no officer of any Borrower delivering any certification under or pursuant to this Agreement, the Notes or any Loan Document shall have any personal liability to the Banks, the Agent or the Issuing Bank, based thereon in the absence of gross negligence or willful misconduct of such Person in connection with the preparation, execution and delivery thereof.

          10.14. Confession of Judgment. THE BORROWERS HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE BORROWERS AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST THE BORROWERS IN FAVOR OF THE BANKS, AS OF ANY TERM OR TIME, FOR ALL SUMS DUE HEREUNDER PLUS INTEREST DUE, TOGETHER WITH COSTS AND OTHER EXPENSES OF LEGAL PROCEEDINGS AND AN ATTORNEY'S COMMISSION EQUAL TO FIVE PERCENT OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $500.00 WITH RELEASE OF ALL ERRORS. THE BORROWERS WAIVE ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

          THE BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT THEY KNOWINGLY WAIVE THEIR RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTAND THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF ANY BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED. NOTWITHSTANDING THE ATTORNEYS' COMMISSION PROVIDED FOR IN THE PRECEDING PARAGRAPH (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS' FEES THAT THE BANKS MAY RECEIVE FROM THE BORROWERS SHALL NOT EXCEED THE ACTUAL ATTORNEYS' FEES INCURRED BY THE BANKS.

          10.15.  Additional Legal Matters.

          (a) Submission to Jurisdiction and Venue; Consent to Service of Process; Waiver Of Jury Trial; Etc. THE BORROWERS HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

          (i) AGREE THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND AGREE NOT TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE BANKS TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM);

          (ii) ACKNOWLEDGE THAT SUCH COURTS WILL BE THE MOST CONVENIENT FORUM FOR ANY RELATED LITIGATION, WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVE ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

          (iii) CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THEM AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

          (iv) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY RELATED
     LITIGATION.

         (b) Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWERS AGAINST THE AGENT, THE BANKS OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE AGENT OR THE BANKS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND THE BORROWERS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST.

          (c) Waiver of Jury Trial. THE BORROWERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR LENDER WITH RESPECT TO ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWERS TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THE BORROWERS ACKOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT THEY FULLY UNDESTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS PARAGRAPH.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


ATTEST:                                             C-COR.NET CORP.
_______________________________                     By_____________________________________
By:                                                   Name:
Title:                                                Title:
[CORPORATE SEAL]
                                                    Address for notices:

                                                    60 Decibel Road
                                                    State College, PA  16801
                                                    Attn:  William T. Hanelly


ATTEST:                                             BROADBAND CAPITAL CORPORATION

_______________________________                     By_____________________________________
By:                                                   Name:
Title:                                                Title:
[CORPORATE SEAL]
                                                    Address for notices:

                                                       Suite 1300
                                                       1105 North Market Street
                                                       Wilmington, DE  19899
                                                       Attn:  Thomas Strauss


                                                    MELLON BANK, N.A., as Issuing Bank and as
                                                    Agent for the Banks



                                                    By______________________________________
                                                      Name:  Joseph N. Butto
                                                      Title:  Vice President



                                                    Address for Notices:

                                                    P.O. Box 1010
                                                    10 South Market Square, 4th Floor
                                                    Harrisburg, PA 17101
                                                    Attention:  Joseph N. Butto



                                                    MELLON BANK, N.A., individually as a Bank


                                                    By______________________________________
                                                      Name:  Joseph N. Butto
                                                      Title:  Vice President

                                                    Address for Notices:

                                                    P.O. Box 1010
                                                    10 South Market Square, 4th Floor
                                                    Harrisburg, PA 17101
                                                    Attention:  Joseph N. Butto

                                                    FIRST UNION NATIONAL BANK, individually as a Bank

                                                    By______________________________________
                                                      Name:  Kathryn M. Borkgren
                                                      Title:  Vice President

                                                    Address for Notices:

                                                    600 Penn Street
                                                    Third Floor-PA 6464
                                                    P.O. Box 1102
                                                    Reading, PA 19603
                                                    Attention:  Paul S Phillips

                                                    PNC BANK, NATIONAL ASSOCIATION,
                                                    individually as a Bank

                                                    By______________________________________
                                                      Name:  Robert G. Mills
                                                      Title:  Vice President

                                                    Address for Notices:

                                                    c/o PNC Corporate Banking
                                                    11 West Market Street
                                                    Third Floor
                                                    Wilkes Barre, PA 18701
                                                    Attention:  Robert G. Mills

                                    ANNEX A
                                    -------

Bank                              Initial Revolving Credit  Initial Standby Facility     Term Loan
----                                  Committed Amount          Committed Amount      Committed Amount
                                      ----------------          ----------------      ----------------
Mellon Bank, N.A.                          $10,000,000               $25,000,000          $1,250,000

First Union National Bank                  $ 5,000,000               $12,500,000          $  625,000

PNC Bank, National Association             $ 5,000,000               $12,500,000          $  625,000
                                           ===========               ===========          ==========
     TOTAL                                 $20,000,000               $50,000,000          $2,500,000

Bank                            Proportion
----                            ----------

Mellon Bank, N.A.                   50%

First Union National Bank           25%

PNC Bank, National Association      25%